Exhibit 10.3

MASTER TRANSITION SERVICES AGREEMENT

This Master Transition Services Agreement (this “Agreement”) is entered into on [—], 2013, by and between SAIC, Inc., a Delaware corporation (the “Company” or “Leidos”) and SAIC Gemini, Inc., a Delaware corporation (“New SAIC”). Each of Leidos and New SAIC is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Distribution Agreement dated as of the date hereof, by and between Leidos and New SAIC (as such may be amended from time to time, the “Distribution Agreement”).

RECITALS

WHEREAS, the Board of Directors of the Company has determined that it is appropriate, desirable and in the best interests of the Company and its stockholders to separate, pursuant to and in accordance with the Distribution Agreement, the Company into two separate, publicly traded companies, with Leidos to own and conduct, directly or indirectly, the Leidos Business and New SAIC to own and conduct, directly or indirectly, the New SAIC Business.

WHEREAS, in order to provide for an orderly transition in connection with the separation of New SAIC from the Company, each of Leidos and New SAIC desire to provide to the other certain services for specified periods following the Distribution Date, all in accordance with and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein, the Parties agree as follows:

1. Services Provided.

(a) During the period commencing on the Distribution Date and ending on the applicable Termination Date (as defined in Section 11), Service Provider shall provide, or shall cause one or more of its Affiliates or a contractor, subcontractor, vendor or other third-party service provider (each, a “Third Party Provider”) to provide, upon the terms and subject to the conditions set forth herein, the services (the “Services”) described on Schedule A (Services provided by Leidos to New SAIC) or Schedule B (Services provided by New SAIC to Leidos) (collectively, the “Services Schedules”).

(b) With respect to each Service, the Party required to provide such Service is the “Service Provider” and the other Party is the “Service Recipient”. In performing the Services, Service Provider and each of its Affiliates shall provide, or ensure that any Third Party Provider shall provide, the Services consistent with the “Performance Standards”, which shall mean (i) in the same manner and at the same level of service (including, as applicable, with respect to type, frequency, quality, quantity and timeliness as compared with the six-month period prior to the Distribution Date, except as may be set forth in individual Service Schedules), (ii) with the same degree of skill and care, and (iii) with the same level of security (or any increased level of security required as a result of Leidos and New SAIC not being affiliates of each other following the Distribution) as provided and used by the Service Provider during the six-month period prior to the Distribution Date, which Services shall be free of material error. The Performance Standards shall in any event be standards that are commercially reasonable and would be acceptable to parties bargaining on an arm’s length basis.

(i) Notwithstanding the foregoing, if circumstances dictate that there must be an increase in the complexity of a Service (whether as a result of increased quantity or quality, changing frequency or regulatory requirements or otherwise), Service Recipient acknowledges and agrees that such Service may not be provided within the same amount of time as it had previously taken during such period, and, in such a case, Service Provider and each of its Affiliates shall use commercially reasonable efforts to provide, or to ensure that any Third Party Provider shall provide, such Service in a timely manner.

(ii) Notwithstanding anything herein to the contrary, the Services are to be provided in a manner that does not treat Service Recipient (or its Subsidiaries or its or their personnel or business) materially different than Service Provider treats itself (or its Affiliates or its or their personnel or business) in connection with the provision of a Self-Service (as defined in Section 2(d)).

(c) In the event Service Provider would like to provide a Service by using a Third Party Provider, if such Services were not provided by such Third Party Provider to Service Recipient during the six month period prior to the Distribution Date, Service Provider shall obtain the consent of Service Recipient (such consent shall not be unreasonably withheld, delayed or conditioned) prior to so providing such Service; provided further, that in any case, Service Provider shall remain responsible for the performance by any Third Party Provider of its obligations hereunder.

(d) Increased Services.

(i) Service Recipient may request additional quantities of Services beyond the quantities specified in the applicable Services Schedule (“Increased Services”) from Service Provider by providing written notice. Service Provider shall use commercially reasonable efforts to accommodate such request; it being understood, however, that Service Provider shall not be required to provide Increased Services if the Parties are unable to reach agreement on the terms thereof. Upon the mutual written agreement as to the nature, cost (including cost of additional equipment as stated in ii. below), duration and scope of such Increased Services, the Parties shall supplement in writing the Services Schedules hereto to include such Increased Services. Service Provider’s obligations with respect to providing any such Increased Services shall become effective only upon a new Services Schedule or an amendment to an existing Services Schedule being duly executed by the Parties.

(ii) Unless otherwise agreed by the Parties, if an Increased Service requires Service Provider to purchase any machinery, equipment, apparatuses, computer hardware and other electronic data processing and communications equipment, tools, instruments, furniture, office equipment, automobiles, trucks, and other transportation equipment, special and general tools, test devices, molds, tooling, dies, prototypes and models and other tangible personal property (collectively, “Equipment”), Service Recipient shall bear the costs of such Equipment, which Service Provider will provide at cost. Upon the termination of the applicable Service, such Equipment shall be assigned and transferred to Service Recipient.

2. Payment.

(a) Except as otherwise provided on the applicable Services Schedule, for each Service, Service Recipient shall pay Service Provider an amount equal to the Service Costs (as defined below) for all Services being provided to Service Recipient.

(b) Except as otherwise provided on the applicable Services Schedule, the “Service Costs” for each Service shall be the cost to Service Provider (or its Affiliates) for providing Services, without fee, calculated in a manner consistent with past practice, including the following (but only to the extent allocable to the provision of the Services):

(i) the fully burdened cost (i.e., labor plus fringe, overhead and G&A) of personnel involved in providing the Services;

(ii) the aggregate cost impacts of any increases in Service Provider’s unit cost for Self-Service that is directly caused by Service Provider’s requirement to provide the Services described herein;

(ii) any reasonable out-of-pocket expenses incurred by Service Provider with Third Party Providers in connection with the provision of Services, without markup or fee, including to the extent applicable to the Services, one-time set-up costs, license fees, costs to enter into third party agreements, costs to exit third party agreements, termination fees, and other costs incurred in connection with Third Party Providers providing Services in compliance with this Agreement, and including pursuing any warranty or indemnity against a Third Party Provider in accordance with Section 3(e);

(iii) the cost of licenses for software or other intellectual property (or other cost associated with obtaining rights to use software or intellectual property) (a “Third Party License”), without markup or fee, including any termination, transfer, sublicensing, access, upgrade or conversion fees;

(iv) any sales, transfer, goods, services, value added, gross receipts or similar taxes, fees, charges or assessments (including any such taxes that are required to be withheld) arising out of such Service and incurred by Service Provider; provided that the Parties agree to use commercially reasonable efforts to minimize any such taxes, fees or assessments and Service Recipient shall not be obligated to pay any income or franchise taxes imposed on the Service Provider; and

(v) the cost of travel expenses that are reasonable and incurred in accordance with Service Provider’s normal travel policy and other reasonable miscellaneous out-of-pocket costs and expenses incurred by Service Provider; provided that, unless otherwise set forth in the applicable Services Schedule, any such expenses exceeding $5,000 per month for each Service shall require advance approval of Service Recipient.

(c) Except as otherwise provided on the applicable Services Schedule or required by applicable Law, all amounts shall be invoiced and paid in U.S. Dollars. To the extent necessary, local currency conversion on any such invoice shall be based on Service Provider’s internal exchange rate for the then-current month, based upon the average for such month, as calculated consistently with how such local currency conversion was calculated in the twelve-month period prior to the Distribution Date.

(d) With respect to any service that a Service Provider provides or causes an Affiliate to provide to itself or its Affiliates that is the same or substantially similar to a Service provided to Service Recipient or its Subsidiaries hereunder (such service, a “Self-Service”), Service Provider may stop providing such Self-Service to itself or its Affiliates as long as (i) such termination does not adversely affect the ability of Service Provider to deliver the Service to Service Recipient in accordance with the Performance Standards and (ii) Service Provider notifies Service Recipient of such termination as promptly as practicable and no later than ninety (90) days prior to the date it intends to stop providing the Self-Service. Further, if Service Provider terminates a Self-Service prior to the Termination Date applicable for the corresponding Service, the Service Costs of such Service following any such termination shall be calculated as if Service Provider had not terminated such Self-Service.

(e) Invoices and Payment.

(i) Except as provided on the applicable Services Schedule, Service Provider shall invoice Service Recipient for the Service Costs owed hereunder on fiscal quarterly basis, with Service Costs for all Services provided by Service Provider, its Affiliates or its Third Party Providers to Service Recipient in the last fiscal quarter included on a combined single invoice, and shall provide reasonable documentation supporting such Service Costs. Service Recipient shall pay the amount of such invoice by electronic transfer of immediately available funds not later than thirty (30) days after the date of such invoice.

(ii) Neither Party nor any of its respective Affiliates shall have a right of set-off against the other Party or its Subsidiaries, except in connection with any amounts billed hereunder.

(iii) In the event Service Recipient does not pay Service Provider in accordance with the terms hereof (a) all amounts so payable and past due shall accrue interest from the 31st day after the date of the invoice to the receipt of payment at a rate per annum equal to the six (6)-month LIBOR rate (as shown on the Reuters Screen LIBOR 01 Page (or on any successor or substitute of such page) at approximately 11:00 a.m. on the 31st day after the date of the invoice, or the next Business Day, if such day is not a Business Day) plus 3% (the “Interest Rate”, with the applicable rate to be recalculated every six months), until such amounts, together with all accrued and unpaid interest thereon, are paid in full, and (b) Service Recipient shall pay, as additional fees, all reasonable out-of-pocket costs and expenses incurred by Service Provider in attempting to collect and collecting amounts so due, including all reasonable attorneys fees and expenses.

(iv) In the event that Service Recipient in good faith disputes an invoice submitted by Service Provider, Service Recipient may withhold payment of any amount subject to the dispute; provided that (a) Service Recipient shall continue to pay all undisputed amounts in accordance with the terms hereof, (b) Service Recipient shall notify Service Provider, in writing, of any disputed amounts and the reason for any dispute by the due date for payment of the invoice containing any disputed charges and (c) in the event any dispute is resolved in Service Provider’s favor, any amount that Service Recipient should have paid shall be deemed to have accrued interest at the Interest Rate from the date such payment should have been made. In the event of a dispute regarding the amount of any invoice, the Parties shall use all reasonable efforts to resolve such dispute within forty-five (45) days after Service Recipient provides written notification of such dispute to Service Provider. Each Party shall provide full supporting documentation concerning any disputed amount or invoice within thirty (30) days after written notification of the dispute. Unpaid fees that are under good faith dispute shall not be considered a basis for default hereunder. To the extent that a dispute regarding the amount of any invoice cannot be resolved pursuant to this Section 2(e)(iv), the dispute resolution procedures set forth in Section 9 herein shall apply.

3. Cooperation.

(a) Service Recipient and Service Provider shall cooperate and work together in good faith to develop a global transition plan in order to facilitate a smooth and orderly termination of a Service by its applicable Termination Date or at such earlier time as Service Recipient terminates Service Provider’s performance of the Services in accordance with Section 11.

(b) In furtherance of the foregoing, Service Provider will, if requested and at Service Recipient’s expense, provide Service Recipient with reasonable support necessary to transition or migrate the services to Service Recipient or any third party or parties chosen by Service Recipient, which may include, but not be limited to, consulting and training and providing reasonable access to data and other information and to Service Provider’s and its Affiliates’ employees; provided that such activities shall not unduly burden or interfere with Service Provider’s business and operations.

(c) It is understood that it will require significant efforts by the Parties to implement this Agreement and ensure performance hereunder. Service Recipient shall (i) cooperate with and provide Service Provider with such information and documentation as is reasonably necessary for Service Provider to perform the Services; and (ii) perform such other duties and tasks as may be reasonably required to permit Service Provider to perform the Services, including (x) cooperating in obtaining any consents or approvals from third parties necessary to facilitate Service Provider’s ability to provide the Services and (y) conducting such testing as may be reasonably required by Service Provider in connection with any updates or changes to the applicable systems or processes involved in providing a Service, provided that Service Provider has given Service Recipient such prior written notice as set forth in the applicable Services Schedules or, if not contemplated therein, a reasonable time before conducting such testing, taking into account the type and scope of such testing. A Service Provider shall not be deemed to be in breach of its obligations to provide or make available any Service to the extent that Service Recipient has not provided information and access to appropriate personnel that is reasonably necessary for the performance of such Service.

(d) Service Provider shall use best efforts to make or obtain any approvals, permits and licenses and implement any systems as may be necessary for it to perform the Services independently in each country and applicable jurisdiction as soon as practicable following the Distribution Date.

(e) Upon Service Recipient’s written request and without prejudice to any direct rights Service Recipient may have against a Third Party Provider or Service Provider, Service Provider shall use commercially reasonable efforts to pursue any warranty or indemnity under any contract Service Provider or its Affiliates may have with a Third Party Provider with respect to any Service provided to Service Recipient by such Third Party Service Provider.

(f) Service Provider shall use best efforts to obtain, if required, any Third Party License or consent required by any Third Party Provider to provide the applicable Service to Service Recipient, and Service Recipient shall, as necessary, cooperate with Service Provider in obtaining any such Third Party License or consent. If such Third Party License or consent cannot be obtained on commercially reasonable terms, the Parties will use best efforts to arrange for an alternative method of obtaining any such Service on Service Recipient’s behalf (“Alternative Method”), which may include Service Provider providing such Service itself. If there is any Third Party License or consent which was not required as of the date hereof but will subsequently be required before the Termination Date for a particular Service, Service Provider shall identify in writing to Service Recipient such Third Party License or consent within sixty (60) days of the date hereof and in any event no later than thirty (30) days prior to the date such Third Party License or consent is required.

(g) The Parties shall use the fiscal quarter and year ends as set forth in Schedule C in connection with the provision and receipt of applicable Services hereunder, for so long as such Services are being provided.

4. Performance Standards; Reports; Personnel.

(a) Services shall be provided in accordance with the Performance Standards.

(b) It will not be deemed to be a breach of this Agreement if Service Provider fails to meet the Performance Standards because of (i) the failure of Service Recipient to reasonably cooperate with or provide information, facilities, equipment, hardware or software, services or decisions to Service Provider as required hereunder, (ii) changes reasonably deemed to be required by changes in Law, technology or the availability of reasonably commercially available products and services, (iii) changes otherwise permitted hereunder, (iv) changes to the relevant systems, processes or personnel of Service Recipient, or (v) Force Majeure as further provided in Section 8.

(c) Service Provider shall not make changes in the manner of providing a Service unless (i) Service Provider is making similar changes in a Self-Service being performed for itself or its Subsidiaries or such changes are de minimus, in each case so long as such changes do not prevent Service Provider from meeting the Performance Standards, (ii) such changes are required by Service Provider or Service Recipient pursuant to applicable Law, or (iii) Service Recipient provides its prior written consent (which shall not be unreasonably withheld, conditioned or delayed) to such changes (in each case, for the avoidance of doubt, with the costs of any such change to be included in the calculation of Service Costs).

(d) The Parties hereto acknowledge that it is currently contemplated that Leidos will be moving corporate headquarters following the Distribution Date and Leidos and New SAIC shall each cooperate and work in good faith to limit the disruption in any required transition of any Service to such new location.

(e) All Services shall be performed in compliance with applicable Law, including all applicable U.S. and non-U.S. laws and regulations relating to export controls, sanctions, and imports, including those regulations maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the Export Administration Regulations maintained by the U.S. Department of Commerce, Bureau of Industry and Security, the Foreign Corrupt Practices Act and the International Traffic in Arms Regulations maintained by the U.S. Department of State, Directorate of Defense Trade Controls.

(f) Except as provided in the applicable Services Schedule for a Service, in providing, or causing to be provided, the Services, Service Provider shall only provide employees or agents of Service Recipient with access to systems or software to the extent that such employees or agents of Service Recipient or its Subsidiaries had authorized access immediately prior to the Distribution Date, or are replacement employees or agents of Service Recipient or its Subsidiaries.

(g) Unless otherwise set forth in the applicable Services Schedule and except as may be otherwise required (or prohibited) by applicable Law, in performing the Services, Service Provider shall prepare and furnish to Service Recipient reports concerning the Services, which reports shall contain substantially the same data, in substantially the same format, and prepared and delivered on substantially the same timetable, as reports prepared by Service Provider with respect to such Services during the six month period prior to the Distribution Date (excluding any reports solely prepared in contemplation of the Distribution). Upon Service Recipient’s written request for modifications to the reporting and data transfer practices reasonably required to assist Service Recipient in transitioning off the Service, Service Provider shall cooperate and consult in good faith with Service Recipient to make such modifications; provided that if Service Provider reasonably determines in its sole discretion that any such modification may cause Service Provider to be in breach of its other obligations to Service Recipient, then Service Provider shall not be under any obligation to make such modifications.

(h) Service Provider shall make available such personnel as may be required to provide the Services, including any specific personnel designated on the applicable Services Schedule. Except as otherwise provided in the applicable Services Schedule, Service Provider shall have the right to designate which personnel it will assign to perform the Services. Service Provider also shall have the right to remove and replace any such personnel at any time or designate any of its Affiliates or a Third Party Provider (subject to Section 1(c) herein) at any time to perform the Transition Services; provided that Service Provider shall use its commercially reasonable efforts consistent with past practice to limit the disruption to Service

Recipient in the transition of the Services to different personnel; provided further that if a Services Schedule designates a certain person as a “key personnel”, if such person is no longer in the employ of the Service Provider or its Affiliates or is otherwise not available to perform the Services, then the portion of such Service performed by such person may be terminated by Service Recipient upon fifteen (15) days prior written notice to Service Provider, even if prior to the end of the Minimum Service Period. Except as set forth in the Services Schedules, Service Provider shall have no obligation to retain any individual employee for the sole purpose of providing a particular Service.

(i) In the event Service Recipient or any of its Affiliates hires an employee of Service Provider or its Affiliates, and such employee was material to providing Services to Service Recipient, Service Provider shall have the option, in its sole discretion (in addition to any other remedies available to it under the Distribution Agreement or otherwise), upon ten (10) Business Days’ written notice to Service Recipient to suspend its obligations with respect to the Services performed by the hired employee (with a reduction in the applicable Service Costs associated with the hired employee) effective on the date of such employee’s termination of employment with Service Provider. Any provision of Service following a reduction in Service Provider’s obligations pursuant to this Section shall be deemed to be consistent with Service Provider’s obligations under this Agreement, so long as Service Provider satisfies the Performance Standards and the obligations contained in this Section 4 with respect to such Service.

(j) Each Party agrees that it shall be responsible for compliance by its personnel (including any Third Party Provider) performing or otherwise involved with Services with all of the terms and conditions of this Agreement.

(k) Each Party shall notify the other Party in writing as promptly as practicable after becoming aware of any default or breach of this Agreement committed by either it or the other Party. Service Provider shall notify Service Recipient of any event that may reasonably be expected to materially impact a Service provided hereunder.

(l) In the event Service Provider has received a written notice of default or breach in the performance of a Service hereunder (including as a result of material error(s) in the performance of such Service), it will use its best efforts to cure such default or breach. In the event Service Provider is unable to cure such breach or default within thirty (30) days from receipt of notice thereof, in addition to the rights available under Section 11, there shall be an adjustment to Service Costs to reflect the costs to Service Recipient associated with such default, breach or error, including any reasonable out-of-pocket costs and expenses incurred by Service Recipient in retaining any Third Party Provider to provide such Service or in providing such Service itself.

5. New Services. If, after the date hereof and on or prior to the 90th day following the Distribution Date, the Parties mutually determine that a service required by Service Recipient and provided by Service Provider or one of its Subsidiaries prior to the Distribution Date was inadvertently omitted from the Services Schedules, Service Recipient may request that Service Provider perform such service (“New Service”) in addition to the Services being provided hereunder. Service Provider shall promptly begin performing any New Service consistent with past practice upon a timely written request from Service Recipient (which request may be in the form of email) that includes (a) a description of the New Service, and (b) a schedule for commencing and completing such New Service. Thereafter, Service Provider and Service Recipient shall enter into good faith negotiations to agree to an amendment to the Services Schedules providing for such New Service; provided that if no agreement for an Additional Service Schedule Amendment has been reached in writing in thirty (30) days, such New Service shall be deemed to have a Termination Date of one year from the Distribution Date, with Service Costs as provided for in Section 2(a), calculated as if the amendment to the Services Schedule for such New Service were silent regarding costs and expenses (such amendment or deemed amendment pursuant to the foregoing proviso, an “Additional Service Schedule Amendment”). Any New Service shall be considered a Service hereunder and the Services Schedules shall incorporate, and be deemed to be duly amended by, such Additional Service Schedule Amendment.

6. Intellectual Property; IT Security.

(a) Service Recipient agrees to comply with, and to cause its Subsidiaries to comply with, the terms of any license or other agreement of Service Provider or any of its Affiliates relating to software that is provided to Service Recipient and is used in connection with the provision of any Services hereunder; provided that in the event that Service Provider enters into new software licenses after the Distribution Date, Service Recipient shall have the prior opportunity to review and confirm its ability to comply therewith, which it shall do reasonably and in good faith. In the event that Service Recipient provides notice of its inability to comply therewith, Service Provider may in its sole discretion suspend its provision of any Services under such new software licenses effective after thirty (30) days’ notice of the same. While such Service is suspended, Service Provider shall use commercially reasonable efforts to identify alternative software with accompanying licenses acceptable to Service Recipient. Upon entering into new software licenses acceptable to Service Recipient, Service Provider shall resume or commence providing Service. Service Recipient shall indemnify Service Provider for any claims by third parties arising out of or in connection with Service Recipient’s noncompliance with or violation of software licenses relating to software that is provided to Service Recipient and is used in connection with the provision of any Services hereunder; provided that Service Recipient will not be obligated to indemnify Service Provider for any software that is the subject of an above-described notice of inability to comply with license after the date that Service Provider receives such notice. Subject to the foregoing, the Parties shall cooperate to identify any material licenses or consents necessary for such provision and shall use commercially reasonable efforts to minimize the costs associated therewith.

(b) If the receipt or provision of any Service hereunder requires the use by a Party of the Intellectual Property (other than Trademarks) of the other Party, then such Party and its Affiliates shall have the non-exclusive, royalty-free, non-sublicensable (except as required for its and its Affiliates’ receipt or provision of Services) right and license to use such Intellectual Property for the sole purpose of, and only to the extent necessary for, the receipt or provision of such Services hereunder, pursuant to the terms and conditions of this Agreement. This license does not permit a Party to access, possess, or modify the source code of the other Party or to reverse engineer the software of the other Party. Upon the Termination Date applicable to such Service, or the earlier termination of any Services in accordance with Section 11, the license herein to the applicable Intellectual Property will terminate; and the applicable Service Recipient and/or Service Provider shall cease all use of the Intellectual Property licensed hereunder. Nothing in this Section 6(b) shall be deemed to limit, modify or terminate any License Agreement between the Parties.

(c) Subject to the limited licenses granted in Section 6(b), and unless the Parties expressly agree otherwise in the Services Schedules or in a separate written agreement executed by authorized personnel of each Party, each Party shall exclusively own any Intellectual Property that it creates, develops or invents in connection with the provision of any Services hereunder.

(d) While using or accessing any computers, systems, software, networks, information technology or related infrastructure or equipment (including any data stored thereon or transmitted thereby) (“Systems”) of the other Party (whether or not a Service), each Party shall and shall cause each of its Affiliates to, comply with all applicable Laws and adhere in all respects to the other Party’s controlled processes, policies and procedures (including any of the foregoing with respect to Confidential Information, data, communications and system privacy, operation, security and proper use) as in effect on the Distribution Date or as communicated to such Party from time to time in writing.

(e) Those employees of Service Recipient and Service Provider (or their respective Affiliates) having access to the other Party’s Systems may be required by Service Provider or Service Recipient, as the case may be, to enter into a customary non-disclosure or similar agreement in connection with, and as a condition to, such access.

7. Records and Audits. Service Provider shall provide to Service Recipient, upon Service Recipient’s request, taking into consideration the financial reporting, internal controls and other public company requirements of the Parties, all information and records reasonably required to maintain full and accurate books relating to the provision of Services to the extent any such information and/or records were provided or maintained during the twelve month period prior to the Distribution Date, excluding any actions taken in contemplation of the Distribution. Upon reasonable notice and reasonable request from the Service Recipient, and at the Service Recipient’s cost, Service Provider shall (a) make available for inspection and copying by Service Receiver’s agents or representatives such information, books and records reasonably relating to the Services during reasonable business hours and (b) certify that the controls in effect prior to the Distribution Date continue to be in effect, or if Service Provider is aware of any instances where such controls are not so in effect, in lieu of certification for such instances, provide a list of such instances and descriptions of the change in such controls thereof. Each Party shall keep and preserve all such aforementioned records for a period of at least eight (8) years from and after the end of the relevant Services term.

8. Force Majeure; Reduction of Services. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other Party of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible. Notwithstanding the foregoing, Service Recipient shall be entitled to terminate Services so affected by a Force Majeure that continues for a period of fifteen (15) days or more upon five (5) days’ prior written notice in respect of any such delay or failure resulting from any such Force Majeure without any penalty or obligation to pay for Services not performed.

9. TSA Leaders; Dispute Resolution.

(a) Each Party shall nominate in writing one representative to act as the primary contact with respect to the provision and receipt of Services (a “TSA Leader”), with the initial TSA Leaders as listed on Schedule D. Each Party may, at its discretion, from time to time select another individual to serve in these capacities during the term of this Agreement; provided that each Party shall notify the other Party promptly (and in any event within five (5) Business Days) of any change in an individual serving in this capacity, setting forth the name and contact information of the replacement, and stating that such replacement is authorized to act for such Party in accordance with this Section 9(a).

(b) The TSA Leaders shall meet as expeditiously as possible to resolve any dispute hereunder, and notwithstanding anything in Article IX (Dispute Resolution) of the Distribution Agreement to the contrary, in the event any dispute is not so resolved within thirty (30) days, a TSA Leader may provide written notice of such dispute to the General Counsel of each Party (or such other executive as designated by the General Counsel of such Party), who shall attempt within a period of fifteen (15) days following the end of such previous thirty (30) day period to conclusively resolve any such issue, and in the event the dispute remains unresolved following such fifteen (15) day period, the dispute may be submitted to mediation in accordance with Section 9.2 (Mediation) of the Distribution Agreement, and if any dispute remains unresolved after the Mediation Period, such dispute shall be determined, at the request of either Party, by arbitration in accordance with Section 9.3 (Arbitration) of the Distribution Agreement and the other applicable provisions of Article IX (Dispute Resolution) of the Distribution Agreement. Nothing in this Section 9 or any provision of the Distribution Agreement shall be construed to prevent a Party from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any disputes.

(c) In the event of any dispute between the Parties regarding a Service, prior to the applicable Termination Date, Service Provider shall not discontinue the supply of any such Service, unless (i) so provided for in a settlement agreement between the Parties or arbitral determination pursuant to and in accordance with Section 9(b) herein and Article IX of the Distribution Agreement, (ii) Service Recipient has failed to pay Service Provider undisputed amounts for a Service in accordance with the terms hereof, in which case Service Provider may terminate such Service as provided in accordance with Section 11(d); or (iii) as requested by Service Recipient pursuant to a Termination Notice.

10. Disclaimer; Limited Liability.

(a) Service Recipient acknowledges that the Services being provided pursuant to this Agreement are provided as an accommodation to Service Recipient. Other than in the event of Service Provider’s gross negligence or willful misconduct or a violation of applicable Law, Service Provider will not be liable for any error or omission in rendering Services under this Agreement, or for any defect in Services so rendered; provided that if there is a material error in, or failure to provide, any of the Services, Service Provider shall use best efforts to attempt to correct the error and/or provide the Service, or if Service Provider is unable to so correct such error and/or provide the Service, to provide an adjustment to the Service Cost for such Service in reasonable proportion to that which the error and/or failure bears to the Service provided for such month, which adjustment shall include any reasonable out-of-pocket costs and expenses incurred by Service Recipient in retaining a Third Party Provider to provide such Service or in providing such Service itself.

(b) Service Provider shall have no responsibility to maintain insurance to cover any loss or damage to goods or equipment to which Service Recipient has title that are in the possession or control of Service Provider, its Affiliates or a Third Party Provider as a result of this Agreement and the risk of loss with respect to such goods or equipment shall be solely with Service Recipient. Service Recipient shall obtain from its insurance company a waiver of subrogation on behalf of Service Provider and its Subsidiaries effective as of Distribution Date. Service Recipient shall have no responsibility to maintain insurance to cover any loss or damage to goods or equipment to which Service Provider has title that are in the possession or control of Service Recipient or its Subsidiaries as a result of this Agreement and the risk of loss with respect to such goods or equipment shall be solely with Service Provider. Service Provider shall obtain from its insurance company a waiver of subrogation on behalf of Service Recipient and its Subsidiaries effective as of the Distribution Date.

(c) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED (INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTIBILITY, ACCURACY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION) ARE MADE BY SERVICE PROVIDER OR ANY OF ITS AFFILIATES WITH RESPECT TO THE PROVISION OF SERVICES UNDER THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL SUCH REPRESENTATIONS OR WARRANTIES NOT SET FORTH IN THIS AGREEMENT ARE HEREBY WAIVED AND DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, UNDER NO CIRCUMSTANCES, INCLUDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY, SHALL SERVICE PROVIDER BE LIABLE FOR, INCLUDING BUT NOT LIMITED TO, ANY LOST PROFITS, LOSS OF BUSINESS, INTERRUPTION OF BUSINESS, REMITTANCES, COLLECTIONS, INVOICES, PENALTIES, INTEREST OR FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES CAUSED BY THE PERFORMANCE OF, ANY DELAY IN THE PERFORMING, FAILURE TO PERFORM OR DEFECTS IN THE PERFORMANCE OF, THE SERVICES CONTEMPLATED TO BE PERFORMED BY SERVICE PROVIDER PURSUANT TO THIS AGREEMENT, REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT TO THE EXTENT INCURRED BY SERVICE RECIPIENT IN CONNECTION WITH A PROCEEDING BY A THIRD PARTY.

11. Term of Agreement and Service Termination Dates.

(a) This Agreement (other than Sections 9, 10, 11 and 13) shall terminate upon the last of the Termination Dates in respect of all Services to be provided hereunder; provided that the rights of the Parties in respect of any claims that have accrued prior to such termination shall survive such termination.

(b) For each Service, the “Termination Date” shall be the date specified for a Service on the applicable Services Schedule; provided that the Parties may mutually agree to extend any Service for a reasonable period and such Service may be terminated earlier as provided in this Agreement or in the applicable Services Schedule.

(c) For each Service, the minimum service period (“Minimum Service Period”), if any, during which Service Recipient is obligated to receive such Service is set forth in each Service Schedule.

(i) Service Recipient may terminate any Service on or after its Minimum Service Period and prior to its Termination Date by providing to Service Provider written notice of termination, which shall be deemed irrevocable upon delivery (a “Termination Notice”), by the date as set forth in the applicable Services Schedule, or if no such date is specified, not less than ninety (90) days before the date of such earlier termination or as otherwise may be mutually agreed to by the Parties; provided that if the Services Schedule indicates that any Service is dependent on one or more other Services, then each such Service must be terminated together; provided further that any termination may be on a location by location basis if so indicated on the Services Schedules. If no Minimum Service Period is provided in a particular Services Schedule, such Service may be terminated by Service Recipient at any time before its Termination Date as may be mutually agreed by the Parties.

(ii) Upon the receipt of a Termination Notice, if Service Provider is unable to transition the applicable Service to the Service Recipient or its designee in a commercially reasonable manner which does not unduly disrupt the Service on the requested termination date, Service Provider shall use commercially reasonable efforts consistent with past practice to transition such Service as soon as possible, and any resulting third party, out-of-pocket costs to Service Recipient shall be shared equally between Service Provider and Service Recipient.

(d) In the event either Party breaches or defaults in the performance of a Service, and if such breach or default is not cured within thirty (30) days after written notice from the other Party specifying such breach or default as provided in Sections 4(k) and (l), then the Service Recipient may at any time thereafter terminate, at its option, any such Service that is the subject of such default by giving five (5) days prior written notice to Service Provider.

12. Independent Contractor. The Parties hereto understand and agree that this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. No Party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibilities, express or implied, on behalf of or in the name of any other Party, or to bind any other Party in any manner whatsoever. The Parties expressly acknowledge (a) that Service Provider is an independent contractor with respect to Service Recipient in all respects, including the provision of the Services, and (b) that the Parties are not partners, joint venturers, employees or agents of or with each other.

13. Confidentiality.

(a) Any Confidential Information of either Party shall be subject to Section 8.6 of the Distribution Agreement, provided that a Party’s Confidential Information may be used in connection with the provision and receipt of the Services and Confidential Information may be provided to Third Party Providers to the extent required to perform any such Service, provided that such Third Party Provider is subject to appropriate and customary confidentiality obligations. In connection with any permitted disclosure of this Agreement to any third party, each Party shall redact the portions of the Services Schedules that are not relevant to such third party’s inquiry.

(b) It is further understood and agreed that money damages may not be a sufficient remedy for any breach of this Section 13 and that each Party shall be entitled to seek equitable relief, including injunction and specific performance, as remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach, but shall be in addition to all other remedies herein described available at law or equity.

14. Beneficiary of Services; No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto, and nothing expressed or implied shall give or be construed to give any person any legal or equitable rights hereunder, whether as a third-party beneficiary or otherwise. Each Party agrees, and each Party in its capacity as a Service Recipient represents and warrants, that the Services shall be provided solely to, and shall be used solely by, Service Recipient and its Subsidiaries. Service Recipient shall not resell or provide the Services to any other Person, or permit the use of the Services by any Person other than Service Recipient and its Subsidiaries.

15. Entire Agreement. This Agreement, together with the Distribution Agreement and the other Ancillary Agreements, constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement or any other Ancillary Agreement, the Parties agree that this Agreement shall govern. The Parties agree that, in the event of an express conflict between the terms of this Agreement and a Services Schedule, the terms of the Services Schedule shall govern.

16. Amendment; Waiver. This Agreement and the Services Schedules may be amended, and any provision of this Agreement may be waived, if but only if such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is effective. No failure or delay by either Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17. Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including telecopy or similar writing) and shall be given as follows:

if to Leidos or to any of its Affiliates:

Leidos Corporation

1710 SAIC Drive

McLean, VA 22102

Attn: General Counsel

if to New SAIC or to any of its Affiliates:

Science Applications International Corporation

1710 SAIC Drive

McLean, VA 22102

Attn: General Counsel

or to such other address or telecopy number and with such other copies, as such Party may hereafter specify for the purpose of notice to the other Parties. Each such notice, request or other communication shall be effective (a) if given by fax, when such fax is transmitted to the fax number specified in this Section 17 and evidence of receipt is received or (b) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 17.

18. Non-Assignability. Neither this Agreement nor any of the rights, interests or obligations of either Party hereunder may be assigned or transferred by any such Party without the prior written consent of the other Party (not to be unreasonably withheld, delayed or conditioned), and any purported assignment, without such prior written consent shall be null and void; provided that a Party may assign or transfer all its rights hereunder without such consent to an acquirer in connection with a sale of all or substantially all of its assets or other similar change in control of such Party.

19. Further Assurances. From time to time after the date hereof, without further consideration, each Party shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably proper or advisable under applicable Law, and execute and deliver such documents as may be required or appropriate to carry out the provisions of this Agreement and to consummate, perform and make effective the transition contemplated hereby.

20. Definitions and Rules of Construction.

(a) Defined terms used in this Agreement have the meanings ascribed to them by definition in this Agreement or in the Distribution Agreement.

(b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(c) Whenever the words “include”, “including”, or “includes” appear in this Agreement, they shall be read to be followed by the words “without limitation” or words having similar import.

(d) As used in this Agreement, the plural shall include the singular and the singular shall include the plural.

21. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 21, provided that receipt of copies of such counterparts is confirmed. This Agreement shall become effective when each Party has received a counterpart hereof signed by the other Party hereto.

22. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect, and the Parties shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the Parties as expressed by such illegal, void, or unenforceable provision.

24. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without reference to any choice-of-law or conflicts of law principles that would result in the application of the laws of a different jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

SAIC, INC.

By:

Name:

Title:

SAIC GEMINI, INC.

By:

Name:

Title:

SCHEDULE A

Service Provider: Leidos

Service Recipient: New SAIC

Service to be provided:

Schedule A-1

Service: Human Resources – Total Rewards (Benefits, Stock, Retirement, Payroll)

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (“Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: Leidos

SERVICE RECIPIENT: New SAIC

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos George Reiter, SVP Director – Total Rewards	703-676-5084	george.b.reiter@saic.com

New SAIC Dede O’Donnell, SVP Director – Compensation & Benefits	703-676-6529	deborah.h.o’donnell@saic.com

GENERAL SERVICE DESCRIPTION:

Service Provider will provide continuation of employee benefits coverage under the Leidos Group for New SAIC employees under specified plans for the balance of plan year (CY) 2013. The continuation of coverage under the Leidos Group shall include benefits administration, benefits accounting and claims payment services to ensure continuity of programs and plans.

Service Provider shall provide professional/administrative support/guidance/consultation and training in the Total Rewards area, as requested, to Service Recipient on an as needed/requested basis.

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SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date for a period of up to1 year (or through August 1, 2014 (“Termination Date”). Additionally, Service Provider will provide claims runout payment services through June 30, 2014, unless Service Provider and Service Recipient separately agree in writing that claims runout payment services shall be extended beyond June 30, 2014.

Minimum Service Period and Early Termination by Service Recipient: The Service will be provided for a minimum period of 6 months or until the end of the 2014 fiscal year, whichever is earlier, from the Distribution Date (“Minimum Service Period”).

SCOPE OF SERVICE AND PRICING:

Base Service

Specific description of Service to be provided includes:

•	Obligations of Service Provider – Service provider shall be responsible for:

•

payment of claims for the self-insured medical and dental plans (administered by Aetna & Anthem), payment of monthly service fees, payment of runout claims (claims incurred prior to January 1, 2014 but processed after January 1, 2014),

•	payment of claims and fees for the self-insured pharmacy plan (ESI) and coordination of year-end rebates as needed,

•	payment of premiums to the fully-insured carriers (CIGNA for life, AD&D, LTD) and to AON Hewitt (CIGNA Int’l medical & dental plans, Dominion Dental plan, HMSA, Kaiser, VSP),

•	payment of administrative fees to vendors for other services (Budco, Conexis, Health Advocate, Staywell, and HDMS),

•	administration/management as required through the Leidos VEBA, preparation & filing of 5500 & Schedule A for the 2013 plan year, and preparation & filing of any other required documents,

•	timely invoicing to Service Recipient for services provided and costs of benefits programs, and

•

continued employment of employees on short-term disability at the Distribution Date (CA only or all states, as determined) and payment of benefits to employees (CA SDI, VSDI, DSL – as appropriate) and notification/coordination with Service Recipient as employees are released to return to work to effect an orderly transition from Leidos to New SAIC.

•	Obligations of Service Recipient – Service Recipient shall be responsible to:

•	provide requested information/confirmation to Service Provider in order for Service Provider to fulfill its obligations and ensure accuracy in premium payments and accounting,

•	fund or reimburse Service Provider for payments made on behalf of Service Recipient to providers and recipients within 30 days, and

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•	coordinate with Service Provider to ensure orderly transition of employees released to return to work from disability from Leidos to New SAIC.

•	Key functions—which will require regular interface/coordination—include Benefits (Total Rewards/HR), Treasury (Finance), Shared Services (SSC/HR) and Benefits Accounting (SSC/Finance).

•	Service Provider’s deliverables include monthly documentation of timely payment of claims and fees/premiums, reporting requirements include the provision of monthly total claims paid.

•	All documentation will be delivered via email.

•	Service Provider will provide ad hoc reporting as requested by Service Recipient.

•	Service Provider will provide FSA/HSA reconciliation after plan year end (per EMA).

•	As requested by Service Recipient, Service Provider will support, advise and train Service Recipient benefits, retirement, stock and payroll staff regarding administration and maintenance.

•	Service Provider will prepare and file any reports as required by government agencies or other recipients.

Pricing

In accordance with the Agreement, Service Recipient shall pay Service Provider an amount equal to the Service Costs for all Services provided to Service Recipient plus the actual premiums/rates paid to vendors on behalf of Service Recipient. It is estimated that time for providing the services and any additional consulting will be approximately 40 hours per week through FY 2014 and 5 hours per week for the remainder of the Service Period. Estimated hours per week are allocated as follows: HR/Total rewards – 15 hours, Benefits Accounting – 10 hours, SSC/HR –15 hours (due to open enrollment related fluctuations) for the remainder of FY 2014. An estimated loaded cost is 40 hours X $100 per hour X 13 weeks or $52,000 per quarter.Additionally, benefit program costs will be based on actuals as agreed by Service Provider and Service Recipient.

Service Greater or Less Than Pre-Distribution Date

For the limited set of services outlined in this Services Schedule, it is intended that support shall not be different from that which has been provided in the 6 months prior to the Distribution Date (August, 2013).

Service Levels

Services will be provided in a manner consistent with the Performance Standards set forth in the Agreement.

Exit Services

The following services will be provided by Service Provider in connection with the termination of the Service:

•	Final reports of claims, fees and premiums paid on behalf of Service Recipient;

•	Runout claims processing through June 30, 2014.

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Supplemental Services

For requests for supplemental services relating to the Service by Service Recipient not described in this Service Schedule or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a discreet written project request and submit such request to Service Provider for consideration by Service Provider.

LOCATIONS/GEOGRAPHIC COVERAGE:

The Service Provider will provide the Service at the Leidos corporate headquarters office and the Shared Services Center office.

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

None.

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Schedule A-2

Service: Proprietary Alarm Monitoring (C*cure-based)

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (“Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: Leidos

SERVICE RECIPIENT: New SAIC

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos Kirk Poulsen Chief Security Officer	703-676-2704	poulsenk@saic.com

New SAIC Steve Colo Chief Security Officer	703-676-5732	colos@saic.com

GENERAL SERVICE DESCRIPTION:

Service Provider will perform alarm monitoring, notification and related activities for all relevant Ccure systems under Service Recipient’s management/cognizance (classified and unclassified). The Service will conform to established services and service levels of SAIC in effect as of the Distribution Date, in compliance with UL 2050, NISPOM, ICD and related instructions, as applicable.

Where the Service Provider has contract guards under the SAIC/JLL/PGS contract that provide physical alarm response for locations that will transfer to New SAIC, such contract guard services will be maintained as part of the terms of this Service.

1

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient through Wednesday, December 31, 2014 (the “Termination Date”). A service extension is not anticipated but may be required in the event that Service Recipient has not established the requisite contract/agreement/capability to migrate from Service Provider by the Termination Date. Any such extension will not exceed 90 days from the Termination Date.

Minimum Service Period and Early Termination by Service Recipient: The Service will be provided for a minimum period of 30 days from the Distribution Date (“Minimum Service Period”). After the Minimum Service Period ends, Service Recipient can elect to terminate the Service upon 30 days prior notice to Service Provider.

SCOPE OF SERVICE AND PRICING:

Base Service

In general, alarm monitoring consists of alarm signal recognition via the automated system(s) located in Service Provider’s SOC (security operations center) or backup method by the SOC officer; alarm signal assessment; review of applicable instructions; appropriate notification per instructions; annotation/documentation of actions, findings, etc. in the system or on hardcopy; and additional support/coordination actions as may be required. With respect to the categorization of the alarms (classified, unclassified), the following apply:

•

Classified – All services are to be provided in accordance with the UL 2050 standard for National Industrial Security Systems, as well as applicable NISPOM, ICD and related directives, under Service Provider’s CRZM listing as a UL-certified monitoring station, national industrial security. Service Recipient alarms shall be managed per the automated instructions associated with each or as per the UL 2050 and applicable hardcopy instructions should the automated system be down. Service Recipient is responsible for updating the necessary alarm instructions as needed.

•

Unclassified – Alarms received from unclassified Service Recipient locations shall be acted upon in a manner equivalent to those received from Service Provider locations, with priority given to classified alarms where there is conflict or overlap. Service Recipient alarms shall be managed per the automated instructions or applicable hardcopy instructions associated with each. Should the automated monitoring system be down, Service Recipient system administrators are to be notified within 15 minutes of the outage.

Key personnel for alarm monitoring activities include:

•	SOC Officers (SECRET cleared contract security guards) under Service Provider management

•	Service Provider system administrators

•	Service Recipient system administrators

•	Local/area security managers for classified zones and/or monitored facilities

2

Pricing

The estimating team looked at monitoring from the perspective of the protected area, facility or alarm point, depending on the requirement; so deriving the cost for a TSA was a bit of a challenge. When considering the above “criteria” in terms of the future scope for each of the new companies, it was determined that New SAIC would consume approximately 20.75% of the total volume managed by Leidos. Fixed costs tied to the monitoring operations which include rent, office services, system hardware/software, administrative and contract security officer labor was then looked at to determine a complete current cost. That sum total came out to $244,401 for 1 year of service. At 20.75%, New SAIC’s share would then be $50,713 annually or ~$12,600 per quarter.

Service Levels

Alarms received shall be addressed in order of criticality followed by sequence (order of arrival), irrespective of being a Leidos alarm or an SAIC alarm. In accordance with UL 2050, priority is to be given to classified alarms over all others with the exception of life safety. Any planned or unscheduled downtimes, service interruptions, etc. will be communicated to Service Recipient key personnel and affected area personnel in accordance with guiding standards or as soon as reasonably possible.

Exit Services

In support of Service termination, Service Provider will maintain service levels until Service Recipient has confirmed transition of the services to a new provider. The exit transition may involve a phased termination of services/locations over a period of time. Service Provider will also support the transfer of any historical or configuration data related to the monitoring services provided under this Service to Service Recipient.

Supplemental Services

With the elimination of Service Recipient’s centralized command center, the parties agree to negotiate additional services and the pricing for such services in good faith.

LOCATIONS/GEOGRAPHIC COVERAGE:

The Service will be provided for all Ccure-supported locations managed by Service Recipient (existing and new).

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

Not Applicable.

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Schedule A-3

Service: ITS – Wide Area Network (WAN)

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (the “Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: Leidos

SERVICE RECIPIENT: New SAIC

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos Rich Clifton Director of Infrastructure Operations	703-676-6565 732-312-6565	richard.d.clifton@saic.com Richard.d.clifton@leidos.com

New SAIC Barbara Shurtleff (Acting) Director of Network & Collaboration	703-676-4819 703-459-4757	Barbara.A.Shurtleff@saic.com

GENERAL SERVICE DESCRIPTION:

Service Provider will manage and administer communication circuits to establish connectivity to provide network transport (WAN) to the Service Recipient.

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date through the date that is 6 months after the Distribution Date (“Termination Date”). Both parties can agree in writing to extend or renew the Service for a longer period.

Service Recipient can elect to terminate the Service upon 90 days’ prior written notice to Service Provider.

1

Additionally, in the event of early termination of data circuit(s) prior to the end date of the Sprint or Level 3 contract associated with the circuit during the Minimum Service Period, the Service Recipient shall be liable for early termination fees associated with the contract.

SCOPE OF SERVICE AND PRICING:

Base Service

Type of activity / service	Description

WAN Connectivity

Service Provider will provide Service Recipient with access to existing wide area network data, Site2Site VPNs to and from sites where Service Recipient has dedicated or shared personnel / hardware assets connected to the network.

Service Provider will provide the Service until Service Recipient has secured services to support its own network, but no later than the end of the Service Period.

The Service Period shall be governed by timing of expiration of existing contracts with the various 3rd party service providers.

Service Provider will allow Service Recipient access to existing MPLS networks for the Service Period of the Agreement or until Service Recipient has secured similar services to support its own data center(s), whichever comes first.

WAN interim trust connectivity	Service Provider will establish connectivity between Service Provider and Service Recipient’s MPLS network to allow access to shared systems (applications / access) during the Service Period. The trust will be established prior to Distribution Date and maintained / supported through full separation of the data centers.

Provisioning services

Service Provider shall support Service Recipient requests to add new services and change requests for existing services. Key Service Provider activities include:

1.      Provisioning of new circuits

2.      Provisioning for redundant circuits, where required

3.      If a circuit is reaching the current recommended capacity, the Service Provider will inform Service Recipient of the issue and ask for decision on moving the service to a circuit with greater capacity.

4.      Establishing a WAN forwarding to Service Recipient’s new WAN cloud.

Vendor management	The Service Provider shall be responsible for maintaining vendor relationships and communicating with vendor(s) in order to facilitate the provisioning process and ongoing maintenance of the service.

2

Resourcing	The following is a list of key resources (management and engineers) will be required to support this TSA Schedule:

Leidos	• John Brady • Kumar Velayutham • Zack Tennant • Rohan Dabay • Michael Jenkins

New SAIC	• Barb Shurtleff • Ian Slade • Ryan Gursky • Kay Weng

Out of scope

Responsibility for monitoring and help desk services related to these services is not part of the Service and is expected to be handled as part of a separate agreement between the Service Provider and the Service Recipient.

Pricing

Assumptions:

1.	FY14 WAN Services costs will be the same as FY13 WAN Services costs.

2.	Each company will pay hardware costs (depreciation and maintenance) for owned hardware assets.

3.	Shared hardware costs will be allocated proportionally to usage—current estimate 60% Service Provider | 40% Service Recipient.

4.	Each company will pay software costs (depreciation and maintenance) for owned assets.

5.	Shared software costs will be allocated proportional to usage—current estimate 60% Service Provider | 40% Service Recipient.

6.	Each company will provide its own staff—Labor = $0.

7.	Each company will pay its own travel—Travel = $0.

8.	Consultant costs for company specific incidents/problems will be paid for by impacted company.

9.	Consultant costs for shared systems will be proportional to used—current estimates 60% Service Provider | 40% Service Recipient.

10.	Each company will pay facilities costs for own staff.

11.	Common facilities costs will be allocated proportional to usage base—current estimate 60% Service Provider | 40% Service Recipient

3

In accordance with the Agreement, Service Recipient shall pay Service Provider an amount equal to the Service Costs for all Services provided to Service Recipient, subject to the following:

Circuit costs

•

Dedicated Sites (Sites where all personnel / assets are part of the Service Provider or Service Recipient’s organization) – Service Provider and Service Recipient will be directly charged for the actual cost of the circuits supporting each company.

•

Shared Sites (Sites where Service Provider / Service Recipient personnel are co-located) – Service Recipient will be charged a fee based on the number of Service Recipient employees using the shared circuit in proportion to the total number of Service Provider and Service Recipient employees (i.e. total headcount at the site)at the site as set forth below.

Methodology:

•	Service Recipient cost = (Circuit Cost * Service Recipient headcount at site) / Total Site Headcount

•	The total estimated monthly cost to the Service Recipient [for the entire Service] is approximately $ 944,000 per year or $236,000 per Quarter based on SAIC’s existing contract and historical costs.

Service Levels

Service Provider will maintain service levels commensurate with the aggregate WAN circuit and core infrastructure availability of 99.9% uptime.

Service Provider will furnish the standard reports (as provided 3 months before the Distribution Date)on an ongoing basis until the end of the Service Period. The standard reports are consistent with those provided in the 6 months prior to the Distribution Date. Additional requests outside of normal service delivery (e.g., ad-hoc reports) shall be provided on a “best efforts” basis as Supplemental Services.

Exit Services

Service Provider shall assist Service Recipient with planning and execution of a Service exit strategy. The Service Recipient shall be responsible for design, procurement and overall execution of the plan with support from the Service Provider where required and as requested by Service Recipient. The following are the key areas identified in connection with the termination of the Service:

•	Migrating the McLean Core network infrastructure to Lewisville location (Clone Firewall, Core GW, WAN GW & EDMZ)

•	Establishing a duplicate Core GW and WAN GW for New SAIC in Carrollton

•	Establishing a dedicated MPLS for New SAIC

•	Scheduling migration of sites to Recipient’s carrier prior to termination of existing carrier connectivity.

4

Supplemental Services

For Server Recipient Service requests for supplemental services including Exit Services not described in this Service Schedule or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a written project request and submit such request to Service Provider for consideration by Service Provider.

LOCATIONS/GEOGRAPHIC COVERAGE:

The locations identified in the Facilities TSA Schedule are the dedicated sites and the shared sites being covered in this Service.

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

Service Provider shall be responsible for ensuring that network connectivity services can be provided to the Service Recipient during the Service Period.

Service Provider shall obtain required consent from all related third party service providers (e.g. L3 and Sprint) to split billing for dedicated sites to the appropriate company prior to the Distribution Date in order to ensure business continuity.

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Schedule A-4

Service: ITS – BU Hosting Services (Oak Ridge)

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (the “Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: Leidos

SERVICE RECIPIENT: New SAIC

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos Rich Clifton Director of Infrastructure Operations	703-676-6565 732-312-6565	richard.d.clifton@saic.com

New SAIC Tom Hollenbeck Director of Infrastructure Operations	865-481-2179 865-256-2179	thomas.m.hollenbeck@saic.com

GENERAL SERVICE DESCRIPTION:

Service Provider to provide secure application hosting services for Service Recipient’s applications at the Oakridge, TN data center location. Key components include physical touch labor at the location, co-location services, operating system support, VM support, computing and storage, monitoring services, and network connectivity.

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date through the date that is 6 months after the Distribution Date (“Termination Date”). Both parties can agree in writing to extend or renew the Service for a longer period.

Service Recipient can elect to terminate the Service upon 90 days’ notice to Service Provider.

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SCOPE OF SERVICE AND PRICING:

Base Service

•	Service Provider will provide co-located hosting services at Oak Ridge, TN facility with support for Windows, Linux, Solaris and VMware.

•	Service Provider will provide necessary infrastructure for secure application data storage at the facility.

•	Service Provider will provide remote monitoring services for performance, application, database monitoring and overall performance reporting.

•	Service Provider will manage security for the facility in accordance with standards (e.g. SG-3, G-10) established prior to Distribution Date.

•	Service Provider will provide reliable network connectivity to the location from Service Recipient facilities.

•	Service Provider will provide 24X7 support to support incident response and resolution.

•	Service Provider will support scheduled and ad-hoc data backup and system restore activities related to ongoing operations as well as business continuity situations.

•	Service Provider will perform basic monitoring, troubleshooting of servers, operating systems and applications.

•	Service Provider will support routine maintenance activities on server environments.

•	Service Provider will support planning activities related to server/virtual environments that host enterprise applications.

•	Service Provider will handle required communications with internal/external stakeholders (customers, team members and vendors) to notify / resolve issues

•	Key Service Provider personnel are Dale Elrod and Theresa Joyner.

Out of scope

Responsibility for help desk services related to these services is not part of the Service and is expected to be handled as part of a separate commercial agreement between the Service Provider and the Service Recipient (i.e. separate agreement with ISMC).

Pricing

The service recipient shall pay the service provider a fee based on the published service center rates. For FY14, that rate is $55/virtual machine per period. This rate will change every fiscal year.

The Service Recipient currently has 237 virtual machines in this data center. The estimated costs per Quarter are $39,105.

Service Levels

•	Data retention periods will be set in accordance with the record retention provisions of the Distribution Agreement for similar systems.

•	Changes made to backup policies, and data restoration requests are based on Remedy ticket severity.

•	Ticket severity SLA (as published on ISSAIC in the Enterprise Services Catalog as of 3 months prior to the distribution date) drives the response time.

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Exit Services

Service Provider will provide the following services at the request of Service Recipient in connection with the termination of the Service:

•	Provide consulting services for design and implementation of a new solution to replace this Service

•	Provide restorations as needed to transfer key system configurations and authorized data, within the Service Period

•	Provide access to current documentation towards preventing a lapse in ongoing backup\restore services

•	Assist with data segregation (where applicable) and data migration to Service Recipients’ new solution prior to termination of this Service.

Supplemental Services

For requests for supplemental services relating to the Service by Service Recipient not described in this Service Schedule, including exit services, or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a discreet written project request and submit such request to Service Provider for consideration by Service Provider.

Supplemental services could include projects to replace major pieces components of the infrastructure (e.g., installation of new hardware / new application deployments).

LOCATIONS/GEOGRAPHIC COVERAGE:

The Service Provider will provide the Service from the Oak Ridge, TN facility.

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

Service Provider shall be responsible to obtain consent (if applicable) from all third party service providers allowing Service Provider to share the license, infrastructure and support services with the Service Recipient during the Service Period.

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Schedule A-5

Service: ITS – System Monitoring Service

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (the “Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: Leidos

SERVICE RECIPIENT: New SAIC

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos Don Mahler Enterprise Mgmt. Architect	703-676-0080 732-766-9449	donald.mahler@saic.com

New SAIC Susan Schmitt Director of Business Enablement	407-243-3544 407-921-4800	Susan.C.Schmitt@saic.com

GENERAL SERVICE DESCRIPTION:

The purpose of this Service Schedule is to provide appropriate telemetry of all key IT systems, networks, and applications, such that all operational events are appropriately managed and that all operational service targets are achieved.

Additionally, Enterprise Management (EMGT) provides operational awareness of production systems. Some of the Services provided include: early warning on production issues, correlation of issues to the effect on the business services, capacity planning reporting across networks, systems, and applications, as well as operational metrics.

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date through the date that is 6 months after the Distribution Date (“Termination Date”). Both parties can agree in writing to extend or renew the Service for a longer period.

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Service Recipient may elect to terminate the Service upon 90 days’ written notice to Service Provider.

SCOPE OF SERVICE AND PRICING:

Service Provider Base Service

•

Service Provider shall be responsible for providing overall leadership to the joint operational team (made up of Service Provider and Service Recipient personnel for all areas of this Service) during the Service Period. Service Provider shall name a person responsible for this role prior to Distribution Date.

•

Service Provider shall be responsible for maintaining operating systems used to support monitoring of key systems across the Service Recipient’s enterprise application portfolio. Some of the key uses of these systems include:

•	Early warning on production issues;

•	Correlation of issues to the effect on the business services;

•	Capacity planning reporting across networks, systems, and applications, as well as operational metrics; and

•	Web-based portal of real-time monitoring results and historical trends.

•

Service Provider shall be responsible for establishing integration between systems used to deliver this Service and ticketing systems (existing or new) to support overall incident / trouble and configuration management processes of the Service Recipient following the Distribution Date. It is expected that the interfaces will be similar to current (pre-distribution) state design.

•

Service Provider shall implement required changes to provide company-specific views to enable accurate reporting on service status and enable effective situational awareness capabilities (BSM/TEC/Splunk) and configure notification systems to alert the responsible party.

•

Service Provider shall establish standard reporting process segregating new SAIC’s data prior to Distribution Date. Reports will include inventory and service delivery reporting (SLAs, performance, capacity etc.). Additional report requests outside of normal service delivery (e.g., ad-hoc reports) shall be provided on a “best efforts” basis.

Pricing

Assumptions:

1.	Each company will pay hardware costs (depreciation and maintenance) for owned hardware assets.

2.	Shared hardware costs will be allocated proportionally to usage—current estimate 60% Service Provider | 40% Service Recipient.

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3.	Each company will pay software costs (depreciation and maintenance) for owned assets

4.	Shared software costs will be allocated proportional to usage—current estimate 60% | 40% split.

5.	Each company will provide its own staff—Labor = $0.

6.	Each company will pay its own travel—Travel = $0.

7.	Consultant costs for company specific incidents/problems will be paid for by impacted company.

8.	Consultant costs for shared systems will be proportional to used—current estimates 60% | 40% split.

9.	Network costs are included in the WAN and LAN TSAs.

10.	Facilities costs are included in the datacenter TSAs.

As of August 21, 2013, all existing hardware and software assets have been allocated to either the Service Provider or the Service Recipient. Therefore, all hardware and software costs will be paid by the owning company. As a result, the estimated cost for this service is $0.

Service Levels

Service Provider will maintain service levels commensurate with the service levels provided in the 6 months prior to the Distribution Date, as published in the Enterprise Services Catalogue on ISSAIC prior to the Distribution Date. The key metric that determines SLAs are ticket severity levels established and documented in the Remedy ticketing system as of the Distribution Date.

Exit Services

The Service Provider will provide the following services in connection with the termination of the Service:

•	Provide consulting services for design and implementation of a new solution to replace this Service;

•	Provide documentation for each monitoring system, where applicable;

•	Provide training for new resources on the monitoring systems Service Recipient will own following the Service Termination Date; and

•	Support on-going on boarding and training of any new staff identified to augment the existing joint team (i.e., Service Provider/Service Recipient).

Supplemental Services

For requests for supplemental services relating to the Service by Service Recipient not described in this Service Schedule or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a project request and submit such request to Service Provider for consideration by Service Provider.

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Supplemental services include projects to replace major pieces of the EMGT infrastructure and would be considered supplemental services (e.g., the replacement of Tivoli TEC).

LOCATIONS/GEOGRAPHIC COVERAGE:

The Service Provider will provide the Service via a distributed team based in Florida, New Jersey, and Virginia.

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

Service Provider shall be responsible to obtain consent (if applicable) from all third party service providers allowing Service Provider to share / transfer the license, infrastructure and/or support services with the Service Recipient during the Service Period.

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Schedule A-6

Service: ITS – Endpoint Services

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (the “Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: Leidos

SERVICE RECIPIENT: New SAIC

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos Rich Clifton VP, Line IT Support Services	703-676-6565 732-312-6565	richard.d.clifton@saic.com richard.d.clifton@leidos.com

New SAIC Thomas Hollenbeck VP, Line IT Support Services	865-481-2179 865-256-2179	thomas.m.hollenbeck@saic.com

GENERAL SERVICE DESCRIPTION:

The purpose of this Service Schedule is to provide End Point Services for all managed workstations and servers. End Point Services includes all client agents, supporting backend server infrastructure, processes and procedures utilized to provide software inventory control, and security services directly to end-points.

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date through the date that is 6 months after the Distribution Date (“Termination Date”). Both parties can agree in writing to extend or renew the Service for a longer period.

Service Recipient may elect to terminate the Service upon 90 days’ written notice to Service Provider.

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SCOPE OF SERVICE AND PRICING:

Service Provider Base Service

•

Service Provider shall be responsible for providing overall leadership to the joint operational team (made up of Service Provider and Service Recipient personnel for all areas of this Service) during the Service Period. Service Provider shall name a person responsible for this role prior to Distribution Date.

•

Service Provider shall be responsible for maintaining servers, clients, configuration and processes used for End Point systems across the Service Recipient’s enterprise. All such systems will be operated using as-is scope and processes unless otherwise agreed upon by both Service Provider and Service Recipient. Some of the key uses of these systems include but are not exclusive too:

•	System software inventory control

•	Application control

•	Anti-virus

•	Data system forensics

•	Encryption services

•	User access control

•

Service Provider shall be responsible for establishing integration between systems used to deliver this Service and Remedy ticketing systems (existing or new) to support overall incident / trouble and configuration management processes of the Service Recipient following the Distribution Date. It is expected that the interfaces will be similar to current (pre-distribution) state design.

•

Service Provider shall use all reasonable means through the course of the defined TSA period to segregate data such that each company’s data can be represented individually. It is understood that segregation will occur on “best effort” basis and will be dependent on activities coordinated outside the scope of this TSA.

•	Service Provider will continue existing displacement/replacement activities that are in progress, coordinating with the Service Recipient as necessary.

2

Key systems, all of which have been split or replicated between Service Provider and Service Recipient, including associated functionality and key resources are identified below:

System	Purpose	Lead Engineer	Lead Engineer Company

McAfee Suite	Provides security services including: framework agent, antivirus, host intrusion prevention, application control (whitelisting), full disk encryption, and removable media encryption	Darrell Pierson	Leidos

Symantec Altiris	Provides system software inventory, patch management, management of local administrative privileges, and software distribution	Matthew Randall	Leidos

Symantec End Point Protection (SEP)	Provides antivirus (moving to McAfee Suite)	Lenell Martin	SAIC

Symantec EPHD/SEE-FD	Provides end point encryption services (moving to McAfee Suite)	Jo Justice	Leidos

HBGary Active Defense / Mandiant MIR	Provides ability to sweep managed systems for known indicators of compromise (IOCs) as part of the DID2.0 enhanced detection systems.	Michael Fox	SAIC

Guidance Encase	Provides the ability to complete data system forensics in support of internal audit, ethics, and cyber-attack investigations.	Darrell Pierson	Leidos

Beyond Trust Power Broker	Provides control for selective elevation of privileges on end point systems to reduce the risk of attacks successfully migrating out of user-space and into kernel-space.	Jeff Steele	Leidos

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Service Provider Responsibilities

The following Service Provider personnel will be responsible for performing / leading key operational activities in support of the overall Service. Any changes to staffing will need to be approved by the Service Recipient, such approval not to be unreasonably withheld or delayed.

Service Provider Key contact	Responsibilities

Craig Meyer	Security Engineering Team Lead (Leidos)

Eric Purcell	Manager of Enterprise Computing (Leidos)

Matthew Randall	Enterprise Computing Team Lead (Leidos), Altiris SME

Darrell Pierson	McAfee EPO, VSE, HIPS, EEPC, EEFF and Guidance Encase SME (engineering)

Jerry Collins	McAfee EPO, VSE, HIPS, EEPC, EEFF SME (operations)

Joseph Pressnell	McAfee Application Control SME

Jo Justice	Symantec EPHD/SEE-FD SME

Daniel May	Mandiant MIR SME

Jeff Steele	Beyond Trust Power Broker SME

Service Recipient Responsibilities

The following personnel from the Service Recipient will be responsible for performing / leading key operational activities in support of the overall Service. Any changes to staffing will need to be approved by the Service Provider, such approval not to be unreasonably withheld or delayed.

Service Recipient Key contact	Responsibilities

Thai Pham	Security Engineering Team Lead (New SAIC)

Rob Mallard	Manager of Enterprise Computing (New SAIC)

Lenell Martin	McAfee EPO, VSE, HIPS, EEPC, EEFF / Symantec SEP SME (engineering)

Michael Fox	HBGary Active Defense SME

Pricing

Assumptions:

1.	Each company will pay hardware costs (depreciation and maintenance) for owned hardware assets.

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2.	Shared hardware costs will be allocated proportionally to usage—current estimate 60% Service Provider | 40% Service Recipient.

3.	Each company will pay software costs (depreciation and maintenance) for owned assets.

4.	Shared software costs will be allocated proportional to usage—current estimate 60% | 40% split.

5.	Each company will provide its own staff—Labor = $0.

6.	Each company will pay its own travel—Travel = $0.

7.	Consultant costs for company specific incidents/problems will be paid for by impacted company.

8.	Consultant costs for shared systems will be proportional to used—current estimates 60% | 40% split.

9.	Network costs are included in the WAN and LAN TSAs.

10.	Each company will pay facilities costs for its staff.

As of August 21, 2013, all existing hardware and software assets have been allocated to either the Service Provider or the Service Recipient. Therefore, all hardware and software costs will be paid by the owning company. As a result, the estimated cost for this service is $0.

Service Levels

Service Provider will maintain service levels commensurate with the service levels provided in the 6 months prior to the Distribution Date. The key metric that determines SLAs are ticket severity levels established and documented in the Remedy ticketing system as 6 months prior to the Distribution Date and published on ISSAIC in the Enterprise Services Catalogue.

Exit Services

The Service Provider will provide the following services in connection with the termination of the Service:

•	Provide documentation for each system, where applicable

Supplemental Services

For requests for supplemental services relating to the Service by Service Recipient not described in this Service Schedule or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a project request and submit such request to Service Provider for consideration by Service Provider.

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Supplemental services include projects to replace existing systems or significantly increase deployment scope of existing systems outside of already planned displacement activities (e.g. McAfee solutions for security & encryption displacing Symantec).

LOCATIONS/GEOGRAPHIC COVERAGE:

The Service Provider will provide the Service via a nation-wide distributed team.

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

Service Provider shall be responsible to obtain consent (if applicable) from all third party service providers allowing Service Provider to share / transfer the license, infrastructure and/or support services with the Service Recipient during the Service Period.

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Schedule A-7

Service: ITS – Network Security Services

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (the “Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: Leidos

SERVICE RECIPIENT: New SAIC

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos Rich Clifton Director Infrastructure Operations	703-676-6565 732-312-6565	richard.d.clifton@saic.com richard.d.clifton@leidos.com

New SAIC Barbara Shurtleff (Acting) Director of Network & Collaboration	703-676-4819 703-459-4757	Barbara.A.Shurtleff@saic.com

GENERAL SERVICE DESCRIPTION:

The purpose of this Service Schedule is to provide Network Security Services for the combined SAIC and Leidos shared network infrastructure. Network Security Services includes systems designed to control network aperture, content filtering, detect and prevent intrusions, quarantine attacks, identify vulnerabilities, remote access, provide authentication and collect forensic information.

Systems covered under this TSA are supported jointly by Leidos CSG and ITS. Service Agreements which cover operational responsibilities are in place for this Leidos group to provide services to SAIC. For those services, this TSA will cover only the existing as-is efforts that ITS provides in support of the systems and does not cover those services provided by the CSG. Other services in this TSA are operated directly by ITS and are fully in scope of this TSA.

1

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date through the date that is 6 months after the Distribution Date (“Termination Date”). Both parties can agree in writing to extend or renew the Service for a longer period.

Service Recipient may elect to terminate the Service upon 90 days’ written notice to Service Provider.

SCOPE OF SERVICE AND PRICING:

Service Provider Base Service

•

Service Provider shall be responsible for providing overall leadership to the joint operational team (made up of Service Provider and Service Recipient personnel for all areas of this Service) during the Service Period. Service Provider shall name a person responsible for this role prior to Distribution Date.

•

Service Provider shall be responsible for maintaining servers, appliances, configuration and processes used for Network Security systems across the Service Recipient’s enterprise. All such systems will be operated using as-is scope and processes unless otherwise agreed upon by both Service Provider and Service Recipient. Some of the key uses of these systems include but are not exclusive too:

•	Control network aperture

•	Content Filtering

•	Detect and prevent intrusions

•	Quarantine attacks

•	Identify vulnerabilities

•	Collect forensic information

•	Remote Access

•	Radius Authentication

•	Anti-virus

•	Data system forensics

•	Encryption services

•	User access control

•

Service Provider shall be responsible for establishing integration between systems used to deliver this Service and Remedy ticketing systems (existing or new) to support overall incident / trouble and configuration management processes of the Service Recipient following the Distribution Date. It is expected that the interfaces will be similar to current (pre-distribution) state design.

2

Service Provider shall use all reasonable means through the course of the defined TSA period to segregate data such that each company’s data can be represented individually. It is understood that segregation will occur on “best effort” basis and will be dependent on activities coordinated outside the scope of this TSA.

3

Key systems include associated functionality and key resources are identified below:

System	Purpose	Lead Engineer	Lead Engineer Company

Juniper Firewall	Juniper firewalls provide network aperture control for remote sites connected to the SAIC WAN and Internet sites using ECRs.	Jonathan Bane	Leidos

Palo Alto NGFW	Palo Alto Next Generation Firewalls provide aperture control using protocol identification, intrusion prevention services and content filtering for core datacenters and some remote sites.	Marcus Gentile	SAIC

Niksun NetDetector	Niksun NetDetectors provide forensic packet capture for core datacenters and the main Internet points of presence.	Daniel May	Leidos

Anue NetTool Optimizer	The Anue NetTool Optimizer provides aggregation, data de-duplication, and selective forwarding of network packets that are collected from various network TAPs. This tool is used to feed data into several security and network management systems in the datacenters.	Daniel May	Leidos

McAfee Intrushield	The McAfee Intrushiled system is used to provide network Intrusion detection and prevention services.	Joseph Pressnell	Leidos

Sourcefire IDS	The Sourcefire IDS system is the primary system providing intrusion detection services at the core datacenters and for the internet points of presense.	Daniel May	Leidos

Sourcefire SSL	The Sourcefire SSL system provides selective interception and decryption of SSL sessions in support of advanced security on critical datacenter assets.	Marcus Gentile	SAIC

4

System	Purpose	Lead Engineer	Lead Engineer Company

IBM Rational Appscan	The IBM Rational Appscan system is used to detect vulnerabilities in various web applications both pre and post deployment.	Oliver Irlam	Ledios

McAfee Vulnerability Manager	The McAfee Vulnerability Manager (Foundstone) is used to identify generic system vulnerability based largely on known Common Vulnerabilities and Exposures (CVE)	Oliver Irlam	Leidos

Juniper SA VPN	The Juniper SA VPN is used to provide remote access services. This includes both traditional tunnel based VPN on SSL and IPsec as well as reverse proxy/web rewrite capability through its content intermediation engine (CIE) service.	Thai Pham	SAIC

SNORT HTTP Logging	The SNORT logging system is a solution that collects special information about HTTP sessions that are used in both detection and in the course of forensic security investigations.	Michael Fox	SAIC

Blackhole Server	The Blackhole server is a type of network honeypot where known command and control traffic is redirected in order to detect unknown infections and glean intelligence from malware operating on the network.	Thai Pham	SAIC

Radius Authentication Service	The radius authentication service provides authentication of administrators accessing infrastructure assets (FW’s, switches, routers, etc.)	Chadrick Sine	SAIC

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System	Purpose	Lead Engineer	Lead Engineer Company

Security Supporting Systems	Supporting systems include both lab equipment in the network development environment (NDE) and other locations used for upgrade testing and design as well as bounce boxes used for both administration and storing backups of security appliance configurations.	Oliver Irlam	Leidos

Service Provider Responsibilities

The following Service Provider personnel will be responsible for performing / leading key operational activities in support of the overall Service. Any changes to staffing will need to be approved by the Service Recipient, such approval not to be unreasonably withheld or delayed.

Service Provider Key contact	Responsibilities

Craig Meyer	Security Engineering Team Lead (Leidos)

James Fraser	Authentication Engineering Team Lead

Oliver Irlam	NDE SME, IBM Appscan SME, McAfee Vulnerability Manager SME

Jonathan Bane	Bounce Box (supporting system) SME, Juniper FW SME, Palo Alto Firewall SME

Darrell Pierson	Juniper SA / Remote Access SME

Joseph Pressnell	Sourcefire SME, McAfee Intrushield SME

Daniel May	Anue NetTool Optimizer SME, Niksun NetDetector SME, Sourcefire SSL SME

Allen Paschel	Operates the IBM Appscan tool for Web Application Vulnerability Assessments

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Service Recipient Responsibilities

The following personnel from the Service Recipient will be responsible for performing / leading key operational activities in support of the overall Service. Any changes to staffing will need to be approved by the Service Provider, such approval not to be unreasonably withheld or delayed.

Service Recipient Key contact	Responsibilities

Thai Pham	Security Engineering Team Lead (New SAIC), Remote Access SME, Blackhole SME, McAfee Vulnerability Manager SME

Marcus Gentile	Palo Alto Firewall SME, Sourcefire SSL SME

Michael Fox	SNORT Logging SME

Chadrick Sine	Radius Authentication SME

Pricing

Assumptions:

1.	Each company will pay hardware costs (depreciation and maintenance) for owned hardware assets.

2.	Shared hardware costs will be allocated proportionally to usage—current estimate 60% Service Provider | 40% Service Recipient.

3.	Each company will pay software costs (depreciation and maintenance) for owned assets.

4.	Shared software costs will be allocated proportional to usage—current estimate 60% | 40% split.

5.	Each company will provide its own staff—Labor = $0.

6.	Each company will pay its own travel—Travel = $0.

7.	Consultant costs for company specific incidents/problems will be paid for by impacted company.

8.	Consultant costs for shared systems will be proportional to used—current estimates 60% | 40% split.

9.	Network costs are included in the WAN and LAN TSAs.

10.	Facilities costs are included in the datacenter TSAs.

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As of August 21, 2013, all existing hardware and software assets have been allocated to either the Service Provider or the Service Recipient. Therefore, all hardware and software costs will be paid by the owning company. As a result, the estimated cost for this service is $0.

Service Levels

Service Provider will maintain service levels commensurate with the service levels provided in the 6 months prior to the Distribution Date. The key metric that determines SLAs are ticket severity levels established and documented in the Remedy ticketing system as of 6 months prior to the Distribution Date and published on ISSAIC in the Enterprise Services Catalogue.

Exit Services

The Service Provider will provide the following services in connection with the termination of the Service:

•	Provide documentation for each system, where applicable

Supplemental Services

For requests for supplemental services relating to the Service by Service Recipient not described in this Service Schedule or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a project request and submit such request to Service Provider for consideration by Service Provider.

Supplemental services include projects to replace existing systems or significantly increase deployment scope of existing systems.

LOCATIONS/GEOGRAPHIC COVERAGE:

The Service Provider will provide the Service via a nation-wide distributed team.

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

Service Provider shall be responsible to obtain consent (if applicable) from all third party service providers allowing Service Provider to share / transfer the license, infrastructure and/or support services with the Service Recipient during the Service Period.

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SCHEDULE B

Service Provider: New SAIC

Service Recipient: Leidos

Service to be Provided:

Schedule B-1

Service: ITS – Data Center Support

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (the “Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: New SAIC

SERVICE RECIPIENT: Leidos

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos Rich Clifton Director of Infrastructure Operations	703-676-6565 732-312-6565	richard.d.clifton@saic.com Richard.d.clifton@Leidos.com

New SAIC Susan Schmitt Director of Business Enablement	407-243-3544 407-921-4800	Susan.C.Schmitt@saic.com

GENERAL SERVICE DESCRIPTION:

Service Provider (leveraging third party services) will provide Service Recipient a Tier-IV data center hosting facility, including infrastructure, space, electrical supply, cooling, uninterruptable power supply and on-site support (physical touch labor) services related to data center infrastructure maintenance and ongoing support.

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date through the date that is 6 months after the Distribution Date (“Termination Date”). Both parties can agree in writing to extend or renew the Service for a longer period.

Service Recipient can elect to terminate the Service upon 90 days’ prior written notice to Service Provider.

1

SCOPE OF SERVICE AND PRICING:

Base Service

•	Service Provider shall provide shared computing, storage, and intra networking infrastructure assets.

•

Service Provider (leveraging third party services) will be responsible for maintenance and administration of existing contract with the data center service provider (Cyrus One), for lease of the facility at the locations set forth below and support services related to physical provisioning of racks, servers, storage and other equipment required for business operations of the data center hosting facility.

•

Service Provider shall support standard or customized procedures for responding to Service Recipient’s audit requirements. Audit requirements will remain consistent with SOX, ISO-27001 procedures already existing six months prior to Distribution Date.

•

Service Provider will make office space / seating available at the data center hosting facility location(s) set forth below to house any data center operation staff reasonably required by Service Recipient to be located on site.

•	Service Provider will be responsible to maintain physical site security capabilities to protect assets within the data center hosting facility locations specified below.

•	Service Provider will provide a primary and DR Tier IV Data Center facility hosting environment as designed 6 months prior to the Distribution Agreement.

Pricing

Assumptions:

1.	FY14 Datacenter cost will be the same as FY13

2.	Datacenter costs include: Computing, Storage, and Intra Data Center Networking in Carrolton and Lewisville

3.	Shared Datacenter hardware costs will be allocated—current estimate 60%—Service Recipient | 40%—Service Provider

4.	Shared Datacenter software costs will be allocated—current estimate 60% | 40% split

5.	Facilities will be allocated—current estimates 60% | 40% split

6.	Utilities will be allocated—current estimates 60% | 40% split

7.	Each company will provide its own staff—Labor = $0

8.	Each company will pay its own travel—Travel = $0

9.	Consultant costs for company specific incidents/problems will be paid for by impacted company

2

10.	Consultant costs for shared systems will be proportional split—current estimates 60% | 40% split

11.	Network costs are included in the WAN and LAN TSAs

12.	Taxes are included in the rent/facilities

13.	Each company will pay for its own non shared facilities

Due to the co-mingled nature of the equipment in the co-located data centers, the cost of the data centers facilities will be split as noted in the assumptions above between the Service Provider and Service Recipient during the Service Period.

•	Key pricing components include shared infrastructure, rent, utilities, on-site support, and security services.

•	The total estimated cost to the Service Recipient is approximately $3,000,000 for the 12 month period of the Agreement or $750,000 per Quarter, based on SAIC’s existing contract and historical costs.

Service Levels

•	The Service Provider shall maintain the level of service at or above the Pre-Distribution Date level and shall notify the Service Recipient of any changes 90 days prior to implementation.

•	Key service level metrics include:

•	On-site support services are available Monday – Friday 8 to 5 CT; off-hour services are available as requested by Service Recipient.

•	Critical incidents (as published on ISSAIC 3 months prior to the Distribution Date in the Enterprise Services Catalogue specific to production outages) are supported 24/7/365.

•	All outage and request for services must be reported via a Remedy ticket.

•	Response time and tracking is performed by Remedy, SLAs will remain similar to SAIC’s guidelines utilized in the 6 months prior to the Distribution Date.

Exit Services

The following services will be provided in connection with the termination of the Service:

•

Service Provider will provide reasonably required support at the existing facilities set forth below to assist Service Recipient with movement of equipment to the separate Service Recipient space within the same data center.

•	Service Recipient will provide a discreet written project request and submit such request to Service Provider for consideration by Service Provider

Supplemental Services

For Service Recipient requests for supplemental services relating to the Service not described in this Service Schedule, including exit services or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a discreet written project request and submit such request to Service Provider for consideration by Service Provider.

3

Any request for supplemental services outside of the Base Service set forth in this Service Schedule will require an additional cost to cover the costs of such services.

LOCATIONS/GEOGRAPHIC COVERAGE:

The Service Provider will provide the Service at Lewisville, TX and Carrollton, TX.

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

None

4

Schedule B-2

Service: ITS – Exchange 2003 Messaging Service

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (the “Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: New SAIC

SERVICE RECIPIENT: Leidos

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos Rich Clifton Director of Infrastructure Operations	703-676-6565 732-312-6565	richard.d.clifton@saic.com Richard.d.clifton@leidos.com

New SAIC Susan Schmitt Director of Business Enablement	407-243-3544 407-921-4800	Susan.C.Schmitt@saic.com

GENERAL SERVICE DESCRIPTION:

Service Provider will maintain existing MS 2003 Exchange email service to provide ongoing email service to Service Recipient and provide support for Outlook client software while the Service Recipient establishes and transitions the service to its own platform after the Distribution Date. In addition, existing scheduling and messaging functionality shall be maintained. This service does not include the migration of mailboxes from the existing mail system to Leidos’ new email system.

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date up to 6 months after the Distribution Date (“Termination Date”). Both parties can agree in writing to extend or renew the Service for a longer period.

Service Recipient can elect to terminate the Service upon 90 days’ prior written notice to Service Provider.

1

SCOPE OF SERVICE AND PRICING:

Base Service

•	Service Provider will provide email routing for existing domains, including SAIC.com, leidos.com and other SAIC domains for the service period

•

Service Provider will provide email security and will continue to route through external IronPort mail relays for spam, phishing and content filtering; Virus filtering through Symantec Brightmail Gateways and internal mail routing to Exchange (us.saic.com,leidos.com and other domains for which Exchange is authoritative).

•	Service Provider shall continue current levels of support for BlackBerry and GOOD mobile application support for ITS-managed Exchange users.

•

Service Provider will provide ongoing support of Exchange servers including 24 x 7 monitoring and security patching; inappropriate material event defrags, phishing event handling which may include ExMerge of emails as directed by IT Security CIRT team from the Cybersecurity Business Unit. Creation of distribution lists (AutoDL, employee number and manual), resource/generic mailbox’s and contacts. Galsync with Naismc Exchange.

•	Service Provider will provide email services consistent with pre-distribution date capability.

Pricing

Assumptions:

1.	FY14 Exchange costs will be the same as FY13.

2.	Each company will pay hardware costs (depreciation and maintenance) for owned hardware assets.

3.	Shared hardware costs will be allocated proportionally to usage—current estimate 60% Service Recipient | 40% Service Provider.

4.	Each company will pay software costs (depreciation and maintenance) for owned assets.

5.	Shared software costs will be allocated proportional to usage—current estimate 60% | 40% split.

6.	Each company will provide its own staff—Labor = $0.

7.	Each company will pay its own travel—Travel = $0.

8.	Consultant costs for company specific incidents/problems will be paid for by impacted company.

9.	Consultant costs for shared systems will be proportional to used—current estimates 60% | 40% split.

2

10.	Network costs are included in the WAN and LAN TSAs.

11.	Facilities costs are included in the datacenter TSAs.

In accordance with the Agreement, Service Recipient shall pay Service Provider an amount equal to the Service Costs for all Services provided to Service Recipient, subject to the following methodology:

Methodology:

Monthly Recipient Cost = (Total email infrastructure computer costs / Number of mailboxes across both companies) * Baseline Service Recipient Mailboxes (# of mailboxes belonging to Leidos employees)

Service Provider shall charge Service Recipient on a per mailbox basis. The number of mailboxes will be baselined 30 days prior to Distribution Date and adjusted if mailboxes increase more than 20% from the previous month.

The total estimated cost to the Service Recipient is approximately $102,400 annually or $25,600 per quarter, based on SAIC’s historical costs.

Note: Service Recipient shall continue to pay for Service until all mailboxes are migrated

Service Levels

•	Service Provider shall provide services commensurate with SLAs as currently published in the Enterprise Services Catalogue on ISSAIC

Exit Services

The following services will be provided by Service Provider in connection with the termination of the Service:

•	Decommissioning of infrastructure used to provide the service and secure archival / purging of all data per Service Recipient data retention policies

Supplemental Services

For requests for supplemental services relating to the Service by Service Recipient not described in this Service Schedule, including exit services or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a discreet written project request and submit such request to Service Provider for consideration by Service Provider.

LOCATIONS/GEOGRAPHIC COVERAGE:

Service Provider will provide email service as it is provided prior to the distribution date.

3

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

Service Provider shall be responsible to obtain consent (if applicable) from all third parties allowing Service Provider to share / transfer the license, infrastructure and/or support services with the Service Recipient during the Service Period.

4

Schedule B-3

Service: ITS – Telecommunications Services

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (the “Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: New SAIC

SERVICE RECIPIENT: Leidos

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos Rich Clifton Director of Infrastructure Operations	703-676-6565 732-312-6565	richard.d.clifton@saic.com

New SAIC Tom Hollenbeck Director of End User Enablement	865-481-2179 865-256-2179	thomas.m.hollenbeck@saic.com

GENERAL SERVICE DESCRIPTION:

Service Provider will provide a mechanism and the administration thereof, to manage and operate the Desktop Telephony Systems (to include life-cycle management for desktop telephones, including installation, configuration, and support of standard multi-feature phones and voicemail) associated communication infrastructure (circuits, IVRs etc.) and billing services to the Service Recipient. Services are to be provided in a manner consistent with previous services provided by the SAIC ITS Telecommunications Department prior to the Distribution Date.

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date through the date that is 12 months after the Distribution Date (“Termination Date”). Both parties can agree in writing to extend or renew the Service for a longer period.

Service Recipient can elect to terminate the Service upon 90 days’ prior written notice to Service Provider.

SCOPE OF SERVICE AND PRICING:

Base Service

•

Service Provider will provide required infrastructure to provide desktop telephony services to facilities that are dedicated (locations that house only one company) and shared (locations that will house both Leidos and SAIC) between New SAIC and Leidos and manage vendors associated with delivering the services (e.g., telecom provider, on-site technicians, handsets)

•	Desktop telephone model will vary depending on the type of telephone system installed at the location and any security requirements that may dictate specific phone models and availability

•	Service Provider will provide voice mail service to all active lines associated with the Service Recipient

•	Service Provider will provide access for local, long-distance, and international calling, and manage billing (call accounting) for these services with the associated vendors.

•	Service Provider shall be responsible for identifying and segregating the charges associated with the Recipient for ongoing billing under the Agreement

•	Service Provider will provide internal operator and directory services for all locations

•	Key Service Provider personnel are Ron Oakley and Cary Lawrence. Should these personnel become unavailable, alternate individuals would be named.

Out of Scope

The following services are not within the scope of the Service and Service Provider shall not provide any of the following as part of the Service:

•	Helpdesk support (Level 1) associated with the Services. It is expected that New SAIC and Leidos will establish separate agreements for helpdesk support service.

•	Ad-hoc support and support for projects outside of normal operations.

•	Audio and web conferencing facilities. These facilities will be fully separated at the Distribution Date.

•	Mobile phone and data devices (hot spots) assets, which will be separated at the Distribution Date and any future purchases for Service Recipient shall be the responsibility of Service Recipient

•	Mobile device management including service contracts with carriers, which will be separated by the Distribution Date.

Desktop telephony support for BU sites not managed by ITS Telecommunications

Pricing

Assumptions:

1.	FY14 desktop telephony costs align with FY14 Desktop Telephony Service Center Estimates and Home Office allocation for long distance, calling cards, and pagers.

2.	Each company will pay hardware costs (depreciation and maintenance) for owned hardware assets.

3.	Shared hardware costs will be allocated proportionally to usage—current estimate 60% Service Recipient | 40% Service Provider.

4.	Each company will pay software costs (depreciation and maintenance) for owned assets.

5.	Shared software costs will be allocated proportional to usage—current estimate 60% | 40% split.

6.	Each company will provide its own staff—Labor = $0.

7.	Each company will pay its own travel—Travel = $0.

8.	Consultant costs for non-Service specific incidents/problems will be paid for by impacted company.

9.	Network costs are included in the WAN and LAN TSAs.

In accordance with the Agreement, Service Recipient shall pay Service Provider an amount equal to the Service Costs for all Services provided to Service Recipient, subject to the pricing methodology described below.

Service	Pricing Methodology

Fixed line telecommunication	Service Provider shall charge Service Recipient a fixed fee of $4,800,000 per year or $1,200,000 per Quarter, based on the number of users at the site. Price per user shall be calculated by total cost of telecom infrastructure (dial tone + voice mail + carrier connectivity + WAN charges for VOIP) / Total employees 60 days prior to Distribution Date.

Long distance calling	60% of actual costs will be charged to the Recipient.

International calling	60% of actual costs will be charged to the Recipient.

Billing and accounting services	The cost for supporting ongoing carrier and invoice generation is included in the cost of the Service.

Service Levels

•	Service levels will be commensurate with the service levels provided in the three months prior to the Distribution Date. Ticket severity SLA shall drive the response time.

•	Troubles with individual telephone will be resolved within 24 hours

•	Troubles affecting 10% or more of the telephones at a location are resolved within 4 hours

•	Moves, adds, or changes (MACs) to telephone service:

•	1 to 4 phones: 3 to 5 business days

•	5 to 19 phones: 5 to 7 business days

•	20 to 40 phones: 10 business days

•	40 or more phones: Contact the Facilities Help Desk

•	There will be 2 toll free numbers for the Facilities Help Desk. Jones Lang LaSalle’s on-line move request tool will be cloned.

Exit Services

Service Provider shall provide the following services at the request of Service Recipient in connection with the termination of the Service:

•	Provide consulting services for planning and execution to deploy new Desktop Telephony Systems for the Service Recipient;

•	Provide restorations as needed to transfer key system configurations and authorized data, within the Service Period;

•	Provide access to current documentation towards preventing a lapse in ongoing services;

•	Provide training for new resources on the Desktop Telephony Systems the current Service Recipient will own; and

•	Provide assistance in setting up forwarding/notification service (voice, website redirection etc.) to Recipient’s new services where possible for a period of 90 days after termination of the Service.

Service Recipient agrees to purchase assets used exclusively at Service Recipient’s facilities in the amount equal to the remaining net book value (NBV) which is estimated at $745K as of 8/21/2013.

Supplemental Services

For requests for supplemental services relating to the Service by Service Recipient not described in this Service Schedule, including exit services, or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a written project request and submit such request to Service Provider for consideration by Service Provider.

Supplemental services include projects to replace major pieces of the Desktop Telephony infrastructure (e.g. Deployment of a new Avaya Core infrastructure, implementing cloned or new Mobile Device Management (MDM) solution).

LOCATIONS/GEOGRAPHIC COVERAGE:

Service Provider will provide the service via a distributed team based primarily in California, Florida, and Virginia. See attachment A which identifies Blue (Leidos), White (new SAIC) and Shared (Blue/White) sites.

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

Service Provider shall be responsible to obtain consent (where applicable) from Avaya to provide the Service during the Service Period.

Attachment A

Location	State	Location Numbers	Address	Blue or White

ANNISTON	AL	1391	1021 Nobel St	B

HUNTSVILLE	AL	2166	9805 Kellner Rd	W

HUNTSVILLE	AL	10	ODY-01 6725 Odyssey Dr; ODY-02 6723 Odyssey Dr	Ody 1 - B; Ody 2 - W

TANNER	AL	2123	6505 US Hwy 31	B

SIERRA VISTA	AZ	1773	2387 E Fry Blvd	B

SIERRA VISTA	AZ	486	655 North Garden Ave

CARPINTERIA	CA	439	5464 Carprinteria Ave	B

EL SEGUNDO CA	CA	1444	300 North Sepulveda Ave	B

EL SEGUNDO CA	CA	1444	300 North Sepulveda Ave	B

HANCOCK/Point Loma	CA	1513, 1512, 973, 1498	PL-Q 4065 Hancock St; PL-R 4025 Hancock St; PL-S 4015 Hancock St; PL-T 4035 Hancock St	W

LOS GATOS/Campbell	CA	1209	1671 Dell Ave	B

OAKLAND	CA	457, 1536	1000 Broadway	B

POWAY	CA	337	13691 Danieson St	W

SACRAMENTO	CA	1610	2600 Capitol Ave	B

SAN DIEGO	CA	245, 1, 94, 358 & 461, 18	CP-A 10210 Campus Point Dr; CP-C 10260 Campus Point Dr; CP-D 4242 Campus Point Ct; CP-E 4161 Campus Point Ct; CP-H 10140 Campus Point Dr	Bldg H - B; Bldg A - B; Bldg C - B; Bldg E - B; Bldg D - B

SAN DIEGO—Ponderosa	CA	130, 2121	4211 & 4223-D Ponderosa	B

SEAL BEACH	CA	829	3030 Old Ranch Pkwy	B

THORNMINT	CA	1660	10740 Thornmint Rd	B

VISTA	CA	1655	2985 Scott St	B

AURORA	CO	1843	3950 North Lewiston	B

COLORADO SPRINGS	CO	579	630 Command View	B

LITTLETON	CO	2101	8209 SouthPark Cir	B

WASHINGTON—L’ENFANT PLAZA	DC	685	901 D St	B

WASHINGTON—MARITIME PLAZA	DC	1055,	1220 12th St	W

WASHINGTON—VERMONT AVE.	DC	371	1120 Vermont Ave	W

WASHINGTON DC- VIRGINIA AVE	DC	1238, 1240	400 Virginia Ave	W

ORLANDO	FL	88, 1684	SCI-01 12901 Science Dr; SCI-02 12809 Science Dr	B/W

ORLANDO	FL	1347	6333 McCoy Road	B

TAMPA	FL	74	One North Dale Mabry Hwy	B/W

ATLANTA	GA	1563	2295 Parklake Dr	B

AUGUSTA	GA	2039	3633 Wheeler Rd	B

COLUMBUS	GA	1187	2320 Double Churches Rd	W

HONOLULU	HI	350, 1299, 1882	3375 Koapaka St	B/W

HONOLULU	HI	1839	1132 Bishop St	B

NAPERVILLE	IL	251	1751 West Diehl Rd

O’FALLON	IL	1521	1660 Essex Way	W

O’FALLON	IL	1519	620 Pierce Blvd	W

O’FALLON	IL	1875	1670 Essex Way	W

O’FALLON	IL	401	731 Lakepointe Centre Dr	W

BEDFORD	IN	1811	3290 16th St	W

CRANE	IN	1750	14064 E Westgate Ct	W

INDIANAPOLIS	IN	825	4422 Bragdon St	W

ODON	IN	1826	13980 E Captain WJ Nelson Dr	W

LEAVENWORTH	KS	1555	1145 N 2nd St	B

SOMERSET	KY	1302	75 Valley Oak Dr	B/W

BILLERICA	MA	2142	900 Technology Park Dr	B

NATICK	MA	1385	190 North Main St	B

ABERDEEN	MD	2110	6210 Guardian Gateway Bldg D	B/W

BELTSVILLE	MD	661	4600 Powder Mill Rd	W

CALIFORNIA	MD	2091	Park Place Way and Abell House Lane	W

COLUMBIA—FRANKLIN CENTER	MD	1775	6841 Benjamin Franklin Dr	B

COLUMBIA GATEWAY	MD	905, 1453, 2125, 2126	7120 Columbia Gateway Dr; 7035 Einstein Dr; 7080 Columbia Gateway Dr; 7090 Columbia Gateway Dr	B

FREDERICK	MD	750	5202 Presidents Ct	B

GERMANTOWN	MD	292	20201 Century Blvd	B

GREENBELT	MD	1857	6301 Ivy Ln	B

LANDOVER	MD	1232	8j400 Corporate Dr	W

LaPLATA	MD	1327, 1528	113 Howard St	W

ROCKVILLE	MD	1281	12530 Parklawn Dr	B

STERLING HEIGHTS	MI	589	6300 18 1/2 Mile Rd	B

STERLING HEIGHTS	MI	1722	6260 18 1/2 Mile Rd	B

BLOOMINGTON	MN	645	7900 Xerxes Ave	B

EARTH CITY	MO	508	13397 Lakefront Dr	B

CARY	NC	1551	120 Quade Dr

FAYETTEVILLE	NC	1506	500 North Reilly Rd	W

PICATINNY ARSENAL	NJ	1387	3028 W Clarke rd	B

ALBUQUERQUE	NM	2120	2440 Alamo SE	W

SYRACUSE	NY	2155	301 Plainfield Rd	B

BEAVERCREEK	OH	768	4035 Colonel Glenn Hwy	B

BEAVERCREEK	OH	2129	3745 Pentagon Blvd	B

DAYTON	OH	2107	2685 Hibiscus Way	B

SPRINGFIELD	OH	1503	250 Veronia Dr	B

CAMP HILL/MECHANICSBURG	PA	39	4640 Trindle Rd	B

CHAMBERSBURG	PA	1764	1051 Sheffler Dr	W

JOHNSTOWN	PA	1531	227 Franklin St	W

MIDDLETOWN	RI	1133	28 Jacome Way	W

NEWPORT	RI	150	221 Third St	B

CHARLESTON—EMA	SC	1733	5617 North Rhett Ave	W

HANAHAN	SC	1884	1020 North Point Industrial Blvd	W

HANAHAN—EMA	SC	1745	7410 Magi Rd	W

NORTH CHARLESTON	SC	1593	4801 A & C Rivers Ave	B

NORTH CHARLESTON—REMOUNT	SC	2068	1141 Remount Rd	W

OAK RIDGE	TN	47, 739	301 Laboratory Rd; 151 Lafayette Dr	Loc 47 B; Loc 739 W

CARROLLTON	TX	2079	2440 Marsh Ln

LEWISVILLE	TX	2072	2501 Business South Hwy 121

ALEXANDRIA—6350 WALKER LANE	VA	385, 473	6350 Walker Ln	B

ALEXANDRIA—6359 WALKER LANE	VA	1470	6359 Walker Ln	B

ALEXANDRIA—8850 RICHMOND HWY	VA	694	8850 Richmond Hwy	B

ALEXANDRIA—KINGSTOWNE	VA	1348	5971 Kingstowne Village Pkwy	B

ALEXANDRIA—METRO PARK 8	VA	1887	6909 Walker Ln	B

ARLINGTON—4001 N. FAIRFAX DR	VA	668	4001 N Fairfax Dr	B

ARLINGTON—CRYSTAL GATEWAY 2	VA	1007	1225 S Clark St	B/W

ARLINGTON—GOVT AFFAIRS	VA	235	2111 Wilson Blvd	B

ARLINGTON—ROSSLYN	VA	2058	1820 N Fort Myer Dr	W

BLACKSBURG	VA	1824	2020 Kraft Dr	B

CHANTILLY—LIBERTY CENTER	VA	1471	14668 Lee Rd	B

CHARLOTTESVILLE	VA	1620	1001 Research Park Blvd	B

FALLS CHURCH—6565 ARLINGTON BLVD	VA	612	6565 Arlington Blvd	W

FALLS CHURCH—SKYLINE	VA	456, 953 & 1487, 713 & 1212	Sky 2 5203 Leesburg Pike; Sky 4 5113 Leesburg Pike Ste 500 & 205, Sky 5 5111 Leesburg Pike Ste 404 & 203	Sky 4 -B; Sky 2 -B; Sky 5 -W

KING GEORGE—DAHLGREN	VA	1053	16442 Commerce Dr	W

MANASSAS—SETS	VA	1873	7327 Gateway Ct	B

MCLEAN	VA	15	T-1 1710 SAIC Dr; T-2 1709 SAIC Dr; T-3 1707 SAIC Dr

MCLEAN	VA	015, 747	T-1 1710 SAIC Dr; T-2 1709 SAIC Dr; T-3 1707 SAIC Dr; 8301 Greensboro Dr

MERRIFIELD—MERRILEE	VA	1836	2809 Merrilee Dr	W

NEWPORT NEWS	VA	1828, 1850	One Compass Way, Ste 200 & 350	B/W

RESTON—ORACLE WAY	VA	1213	1900 Oracle Way	B

RESTON—ROGER BACON	VA	641	11251 Roger Bacon Dr	B

RESTON EXECUTIVE CENTER	VA	307	12100 Sunset Hills Rd	B

RESTON MICHAEL FARADAY DR	VA	137	1808 Michael Faraday Ct	B

STAFFORD	VA	2141	800 Corporate Dr	W

STAFFORD	VA	1596	50 Tech Pkwy	B

STERLING	VA	2145	22635 Davis Dr	W

VA BEACH—2929 SABRE ST	VA	1578	2929 Sabre St	B

VA BEACH—GUARDIAN LANE	VA	1044	2877 Guardian Ln	B/W

VA BEACH—LONDON BRIDGE	VA	1346	1355 London Bridge Rd	W

VIENNA	VA	966	7990 Science Applications Ct	B

VIENNA	VA	411	1953 Gallows Rd	B

WARRENTON—VINT HILL	VA	609	6848 Johnson Dr	B

BOTHELL	WA	168	18912 North Creek Pkwy	B

KENT	WA	1409	20829 72nd Ave	B

LYNNWOOD	WA	855, 1230	12424 Beverly Park Edmonds Rd	B

POULSBO	WA	1217	26279 Twelve Trees Ln	W

RICHLAND	WA	24	3250 Port of Benton Blvd	B

Schedule B-4

Service: ITS – iSTARS and iSTKS Support

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (the “Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: New SAIC

SERVICE RECIPIENT: Leidos

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

New SAIC David Gisy Director	865-481-1150 865-556-4047	David.A.Gisy@saic.com

Leidos John S. Brown Jr. Vice President for Project Control	858-826-7004 858-366-5814	John.S.Brown.Jr@saic.com

GENERAL SERVICE DESCRIPTION:

Service Provider will provide the Service described herein with respect to iSTARS, the internet Status Tracking and Reporting System, which is a website application development program utilized by the Service Recipient. This Service encompasses a series of website services and applications, of which iSTKS, the iSTARS Subcontractor Time Keeping System, is an example. Other iSTARS sites include website applications that assist in candidate onboarding, process asset libraries, document repositories and internal SAIC financial workflows. The iSTARS Service will be provided via labor efforts – Service Provider will not provide any software or hardware deliverables. iSTKS is provisioned via a service center while other iSTARS service offerings use touch charging.

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date through January 31, 2014 (the Termination Date”).

1

After the Termination Date, Service Provider is not obligated to provide the Service unless an extension is mutually agreed in writing by the Parties.

Service Recipient can elect to terminate the Service at any time upon 90 days’ prior written notice to Service Provider.

SCOPE OF SERVICE AND PRICING:

Base Service

•	Key Service Provider Resources

Role	Name

iSTARS Program Lead	Dave Gisy

iSTARS Task Lead	Shawn Rapjack

•	Service Provider shall provide:

•	iSTARS service – there are no software or hardware deliverables.

•	Access to iSTARS resources over the internet; Service Provider ensures that the client-server architecture responsible for its websites is available.

•	Website applications are available 24/7.

•	Customer service support during normal business hours (8:00 AM to 5:00 PM) Mountain Time.

•	Service Recipient will provide:

•	Representatives to participate in Change Control Board activities if applicable to their iSTKS’ website.

Pricing

In accordance with the Agreement, Service Recipient shall pay Service Provider an amount equal to the Service Costs for all Services provided to Service Recipient, subject to the following:

Methodology – iSTKS Websites:

•	iSTKS’ pricing is governed by a service center.

•

The basis of cost for an iSTKS website is the number of subcontractor companies the website supports multiplied by a set cost as determined by the service center. Currently, that cost is $117.18. For example—an iSTKS website supporting 10 subcontractor companies would pay $1,171.80 per SAIC monthly financial period.

•

The $117.18 rate is intended to be updated throughout the year, reflecting updated subcontractor company counts and updated costs of the components of the service center. As more subcontractor companies are supported across all iSTKS sites, the $117.18 should decrease.

2

•	iSTKS websites are updated with new features based on input from CCBs.

•

If a change benefits all iSTKS websites across the board, the labor hours involved are charged to the service center and hence would be passed on to the Service Recipient. Estimates for these updates are provided for approval before work begins.

•

If a change is initiated by—and benefits only—a single Service Provider customer community, then the labor hours involved are charged directly to that customer on a touch-charging basis. Estimates for these updates are provided to the customer for approval before work begins.

Site Name	Sector	iSTKS Subcontractor Companies Supported	Service Center Rate	Approximate iSTKS Cost per Quarter
iSTKS ACCFS	Craver	8	$117.18	$2,812.32
iSTKS AHLTA Integration	Craver	3	$117.18	$1,054.62
iSTKS DHIMS Wounded Warrior	Craver	1	$117.18	$351.54
iSTKS Military Health	Craver	6	$117.18	$2,109.24
iSTKS Sustainment II	Craver	14	$117.18	$4,921.56
TOTAL:				$11,249.28

Table 1: iSTKS Sites Supported

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Methodology – Other iSTARS Websites:

•

Service Recipient personnel interacting with sites other than iSTKS may provide requirements directly to the Service Provider development team (without a CCB). Labor hours involved will be charged directly to the Service Recipient on a touch-charging basis. Estimates for these requirements are provided to the Service Recipient for approval before work begins. Below are estimated personnel costs, provided that the actual costs may adjust due to normal business activities such as salary adjustments, personnel adjustments, changes in rate pools, etc.

Title	Rate (Costs only)
Program Manager	$158.40
Senior Programmer	$89.35
Senior Programmer	$90.05
System Engineer	$109.87
Internet Analyst	$74.24

The following is a list of currently existing indirect iSTARS sites:

Site Name	Group	Site Name	Group

AtN TO1	Von Thaer	JIEDDO	Von Thaer

CSBU Formerly CISBU	Von Thaer	SAWS

IFSEAC (BU 838)	Craver	SEE&I	Craver

IFSEAC (BU 818 / 389)	Craver	SEE&I	Craver

IFSEAC_BU226 (BU 843)	Craver	Silver Talon	Von Thaer

IFSEAC-BU357 (BU 841)	Craver

Table 2: iSTARS Sites Supprted

Service Levels

This section reiterates several aspects of iSTARS service levels.

1.	iSTARS is a service provided by Service Provider with no software or hardware deliverables.

2.	As described above, iSTARS (including iSTKS) is available 24/7.

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3.	Help desk support is available during normal business hours (8:00 AM to 5:00 PM) Mountain Time. Such support includes:

a.	Troubleshooting user access issues;

b.	Troubleshooting any defects;

c.	Working with iSTKS customers on uploading and maintaining financial data on their sites; and

d.	Any requirements elicitation or discussions about website application features.

Exit Services

Service Provider will provide the following services in connection with the termination of the Service:

•	Service Provider will provide Service Recipient with excel spreadsheets of any financial data, if applicable. This would apply to iSTKS and other iSTARS websites with financial data.

•	Service Provider will provide Service Recipient with document repository copies on DVD, if applicable. This would apply to iSTARS websites with document repositories.

•	These services will be provided on a touch-charging basis.

Supplemental Services

For requests for supplemental services relating to the Service by Service Recipient not described in this Service Schedule or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a discreet written project request and submit such request to Service Provider for consideration by Service Provider.

The following would be considered supplemental services:

•	Any development of iSTARS, outside of the projections described under “Base Service” and “Service Level” above;

•	Help desk support outside of hours described under “Service Level” above.

LOCATIONS/GEOGRAPHIC COVERAGE:

The Service Provider team based in Colorado will provide the Service to Service Recipients on the programs listed in Tables 1 and 2 of this document.

ADDITONAL TERMS, CONDITIONS AND OTHER INFORMATION:

Not Applicable.

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Schedule B-5

Service: ITS – Mobility Services

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Master Transition Services Agreement (the “Agreement”). Upon the terms and subject to the conditions of this Service Schedule and the Agreement, the Service Provider shall provide to Service Recipient the services identified below (collectively, the “Service”). The Service provided hereunder is subject in all respects to the terms and conditions of the Agreement, except where expressly noted.

SERVICE PROVIDER: New SAIC

SERVICE RECIPIENT: Leidos

SERVICE OWNERS:

All service matters and general inquiries regarding this Service should be directed to:

Name and Title	Phone	e-mail

Leidos Rich Clifton Director of Infrastructure Operations	703-676-6565 732-312-6565	richard.d.clifton@saic.com

New SAIC Tom Hollenbeck Director of Infrastructure Operations	865-481-2179 865-256-2179	thomas.m.hollenbeck@saic.com

GENERAL SERVICE DESCRIPTION:

Service Provider will provide management and operation of the Mobility Systems (to include life-cycle management for Mobile Services and Devices for Blackberries, cell phones, pagers, and aircards, (including installation, configuration, and support) and billing services to the Service Recipient. The Service shall be provided in a manner consistent with the same services provided by the SAIC ITS Telecommunications Department prior to the Distribution Date.

SERVICE PERIOD AND TERMINATION:

Service Period and Termination Date: Service Provider will provide the Service to Service Recipient from the Distribution Date through the date that is 6 months after the Distribution Date (“Termination Date”). Both parties can agree in writing to extend or renew the Service for a longer period.

Service Recipient may elect to terminate the Service upon 90 days’ written notice to Service Provider.

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SCOPE OF SERVICE AND PRICING:

Base Service

•

Service Provider will provide devices and services to provide Mobility Services for Service Recipient’s employees and manage vendors associated with delivering the services (e.g., telecom service providers, on-site technicians, handsets).

•	Mobile Device model will vary depending on the type of system offered by the Service Provider and specific requirements that may dictate specific models and availability

•	Service Provider will manage a third party Telecom Expense Management partner (Tangoe) support as it relates to Mobility Services.

•	Service Provider will manage Blackberry support as it relates to Mobility Services Blackberry provides to Service Recipient.

•	Service Provider will provide access for international calling, if required, and manage billing (call accounting) for these services with the associated vendors.

•	Key Service Provider personnel are Ron Oakley and Kenneth Earl Adams. If these personnel become unavailable, alternate individuals will be named by Service Provider.

Out of Scope

The following services are not within the scope of the Service and Service Provider shall not provide any of the following as part of the Service:

•	Ad-hoc support and support for projects outside of normal operations.

•	Mobile device management for Bring Your Own Device (BYOD) services via Bluefish/Sprint which are expected to be separated by the Distribution Date.

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Pricing

Assumptions:

1.	FY14 Mobility costs align with FY14 Mobility Service Center Estimates.

2.	Each company will pay hardware costs (depreciation and maintenance) for its owned hardware assets.

3.	Shared hardware costs will be allocated between Service Recipient and Service Provider proportionally to usage – the current estimate is 60% Service Recipient | 40% Service Provider.

4.	Each company will pay software costs (depreciation and maintenance) for its owned assets.

5.	Shared software costs will be allocated between Service Recipient and Service Provider proportional to usage – the current estimate is 60% Service Recipient | 40% Service Provider.

6.	Each company will provide its own staff—Labor = $0.

7.	Each company will pay its own travel—Travel = $0.

8.	Consultant costs for non non-Service specific incidents/problems will be paid for by impacted company.

9.	Network costs are included in the Service Schedules under the Agreement which address WAN and LAN services.

In accordance with the Agreement, Service Recipient shall pay Service Provider an amount equal to the Service Costs for all Services provided to Service Recipient, subject to the assumptions set forth above and the pricing methodology described below.

Methodology

•

System cost: The total cost (infrastructure) will be split 40% (Service Provider) / 60% (Service Recipient) (Includes software licenses and ongoing maintenance cost for software and hardware required to support this Service based on historical estimate prior to Distribution Date)

•	This cost will be a fixed monthly fee until full separation of all the services associated with this Service.

•	The estimated annual cost to the Service Recipient is $6,000,000 or $1,500,000 per quarter.

Service Levels

•

Service levels will be commensurate with the service levels provided in the three months prior to the Distribution Date. The key metric that determines SLAs are ticket severity levels established and documented in the Remedy ticketing system as of the Distribution Date.

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Exit Services

Service Provider shall provide the following services at the request of Service Recipient in connection with the termination of the Service:

•	Provide consulting services for planning and execution to deploy new Mobility Services/ Systems for the Service Recipient.

•	Provide access to current documentation towards preventing a lapse in ongoing services.

•	Provide training for Service Recipient’s new resources on the Mobility Systems the Service Recipient will own.

•

Provide assistance in setting up forwarding/notification service (voice, website redirection etc.) to Service Recipient’s new services where possible for a period of 90 days after termination of the Service.

Supplemental Services

For requests for supplemental services relating to the Service by Service Recipient not described in this Service Schedule, including exit services, or not included within the pricing documented in this Service Schedule or the Agreement, Service Recipient will provide a written project request and submit such request to Service Provider for consideration by Service Provider.

Supplemental services include projects to replace major pieces of the Mobility Services Environment implementing cloned or new Mobile Device Management (MDM) solution).

LOCATIONS/GEOGRAPHIC COVERAGE:

Service Provider will provide the service via a distributed team based primarily in Orlando, FL and San Diego, California.

ADDITIONAL TERMS, CONDITIONS AND OTHER INFORMATION:

Service Provider shall be responsible to obtain consent (where applicable) from Blackberry to provide the Service during the Service Period.

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SCHEDULE C

Fiscal Calendar

Fiscal 2014 (February 1, 2013 – January 31, 2014)

First Quarter End – May 3, 2013

Second Quarter End – August 2, 2013

Third Quarter End – November 1, 2013

Fourth Quarter End – January 31, 2014

Fiscal 2015 (February 1, 2014 – January 30, 2015)

First Quarter End – May 2, 2014

Second Quarter End – August 1, 2014

Third Quarter End – October 31, 2014

Fourth Quarter End – January 30, 2015

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SCHEDULE D

The initial TSA Leaders for Leidos and New SAIC shall be Charles L. Kanewske and Thomas G. Baybrook, respectively.

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